SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. ___)

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[x]Definitive Proxy Statement

[  ]Definitive Additional Materials

[  ]Soliciting Material Pursuant to §240.14a-12

VISTA GOLD CORP.

(Name of Registrant As Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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VISTA GOLD CORP.

NOTICE OF MEETING
AND
MANAGEMENT INFORMATION
AND PROXY CIRCULAR

for the

Annual General Meeting

to be held on

April 29, 2014

The attached Notice of Meeting, Management Information and Proxy Circular and form of proxy and notes thereto for the Meeting are first being made available to shareholders of the Corporation on or about March 20, 2014.

7961 Shaffer Parkway • Suite 5 • Littleton, CO USA 80127	Telephone: (720) 981-1185 • Facsimile (720) 981-1186

March 20, 2014

Dear shareholder:

It is my pleasure to invite you to attend the 2014 annual general meeting of shareholders to be held on April 29, 2014 at 10:00 a.m., Vancouver time, at the offices of Borden Ladner Gervais LLP, Suite 1300, 200 Burrard Street, Vancouver, British Columbia, Canada.  If you are unable to attend this meeting in person, please complete, date, sign and return the enclosed form of proxy to ensure that your vote is counted.

The Notice of Meeting, Management Information and Proxy Circular and form of proxy and notes thereto for the meeting are enclosed.  These documents contain important information and I encourage you to read them carefully.

Yours truly,

FREDERICK H. EARNEST

President and Chief Executive Officer

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VISTA GOLD CORP.

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the 2014 annual general meeting (the “Meeting”) of the shareholders of Vista Gold Corp. (the “Corporation”) will be held at the offices of Borden Ladner Gervais LLP, Suite 1300, 200 Burrard Street, Vancouver, British Columbia, Canada on April 29, 2014 at 10:00 a.m., Vancouver time, for the following purposes:

1.to receive the annual report to shareholders and the consolidated financial statements of the Corporation, together with the auditor’s report thereon, for the fiscal year ended December 31, 2013;

2.to elect directors to hold office until the next annual general meeting;

3.to appoint PricewaterhouseCoopers LLP as auditor to hold office until the next annual general meeting and a remuneration to be fixed by the Board of Directors through the Audit Committee;

4. to conduct an advisory vote on executive compensation; and

5.to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Being made available along with this Notice of Meeting are (i) the Management Information and Proxy Circular; (ii) a form of proxy and notes thereto; and (ii)  the Corporation’s annual report to shareholders.

The Board of Directors has fixed March 17, 2014, as the record date for the Meeting.

If you are a registered shareholder of the Corporation and are unable to attend the Meeting in person, please date and execute the accompanying form of proxy for the Meeting and deposit it with Computershare Investor Services Inc. by mail at 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, Attention: Proxy Department or by facsimile at 1-866-249-7775 (toll free in North America) or 1-416-263-9524 (international), before 10:00 a.m., Vancouver time, on April 25, 2014, or no later than 48 hours before any adjournment or postponement of the Meeting.

If you are a non-registered shareholder of the Corporation and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

This Notice of Meeting, the Management Information and Proxy Circular, the form of proxy and notes thereto for the Meeting, are first being made available to shareholders of the Corporation on or about March 20, 2014.

DATED at Littleton, Colorado, this 20th day of March, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

FREDERICK H. EARNEST

President and Chief Executive Officer

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TABLE OF CONTENTS

LETTER TO SHAREHOLDERS	i
NOTICE OF MEETING	ii
MANAGEMENT INFORMATION AND PROXY CIRCULAR	1
Particulars of Matters to be Acted Upon	2
Information About Proxies	10
Voting by Beneficial Shareholders	11
Securities Entitled to Vote	12
Broker Non-Votes	12
Ownership of the Corporation’s Common Shares	13
Change in Control	14
Quorum	14
Corporate Governance	15
Executive Officers	22
Executive Compensation	23
Securities Authorized For Issuance Under Equity Compensation Plans	36
Indebtedness of Directors and Executive Officers	37
Director and Officer Liability Insurance	37
Orders, Penalties and Settlement Agreements	37
Interest of Certain Persons in Matters to be Acted Upon	38
Interest of Informed Persons in Material Transactions	38
Review, Approval or Ratification of Transactions with Related Parties	38
Management Contracts	39
Shareholder Proposals	39
Other Matters	39
Dissenters’ Rights of Appraisal	39
Section 16(a) Beneficial Ownership Reporting Compliance	40
Multiple Shareholders Sharing the Same Address	40
Board of Directors Approval	40
Appendix “A” – Form of Proxy	A-1
Appendix “B” – Mandate of the Board of Directors	B-1
Appendix “C” – Change of Auditors	C-1

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MANAGEMENT INFORMATION AND PROXY CIRCULAR

This Management Information and Proxy Circular (“Information Circular”) is furnished in connection with the solicitation by the management and the Board of Directors (the “Board of Directors” or the “Board”) of Vista Gold Corp. (the “Corporation”) of proxies to be voted at the annual general meeting (the “Meeting”) of the shareholders of the Corporation (“shareholders”) to be held at the offices of Borden Ladner Gervais LLP, Suite 1300, 200 Burrard Street, Vancouver, British Columbia, Canada on April 29, 2014 at 10:00 a.m., Vancouver time, for the purposes set forth in the accompanying Notice of Meeting.

It is anticipated that this Information Circular, our Annual Report to Shareholders and the accompanying form of proxy will be first made available to shareholders on or about March 20, 2014.  Unless otherwise stated, the information contained in this Information Circular is given as at March 17, 2014.

The executive office of the Corporation is located at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado, USA, 80127 and its telephone number is (720) 981-1185.  The registered and records office of the Corporation is located at 1300-200 Burrard Street, Vancouver, British Columbia, Canada, V6C 3L6.

All references to currency in this Information Circular are in United States dollars, unless otherwise indicated.

Information regarding the proxies solicited by management and the Board in connection with the Meeting is set out below under “Information About Proxies”.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on April 29, 2014

Under rules adopted by the United States Securities and Exchange Commission and applicable Canadian securities commissions, we are now furnishing proxy materials on the internet pursuant to so-called “notice and access rules.” Instructions on how to access and review the proxy materials, which include this Information Circular, our Annual Report to Shareholders and the accompanying form of proxy, on the internet can be found on the notice of access card sent to shareholders by the Corporation or in the voting instructions form you receive from your intermediary. These materials can also be accessed on the internet at http://vistagold.investorroom.com/index.php?s=62. Directions for attending the Meeting can also be found at this website.

The Corporation will provide to any shareholder, upon request, one copy of any of the following documents:

(a)the Corporation’s Annual Report to Shareholders, which includes its latest Annual Report on Form 10-K (or annual information form), together with any document, or the pertinent pages of any document, incorporated therein by reference;

(b)the comparative financial statements and management’s discussion and analysis of the Corporation for the Corporation’s most recently completed financial year in respect of which such financial statements have been issued, together with the report of the auditor thereon, and any interim financial statements and management’s discussion and analysis of the Corporation subsequent to the financial statements for the Corporation’s most recently completed financial year; and

(c)this Information Circular.

Copies of the foregoing documents are also available on the Corporation’s website at http://vistagold.investorroom.com/index.php?s=62 and copies of the above documents will be provided by the Corporate Secretary, upon request, by mail at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127; by phone at (720) 981-1185; or by email at ir@vistagold.com, free of charge to shareholders of the Corporation.  The Corporation may require the payment of a reasonable charge from any person or corporation who is not a shareholder of the Corporation and who requests a copy of any such document.  Financial information relating to the Corporation is provided in the Corporation’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year.  Additional information relating to the Corporation is available electronically on SEDAR at www.sedar.com and on EDGAR at www.sec.gov/edgar.shtml.

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Particulars of Matters to be Acted Upon

Election of Directors

The directors of the Corporation are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are duly elected or appointed, unless their office is earlier vacated in accordance with the Business Corporations Act  (British Columbia).  The following are the Corporation’s six current directors.  The Board proposes to nominate all of its current directors for election as a director of the Corporation.

Name, Residence, Position and Age	Principal Occupation, Business or Employment	Director Since
John M. Clark, Toronto, Ontario, Canada, Director, Age - 58 (1)

Chartered Accountant; President of Investment and Technical Management Corp. since February 1999; Director of Russel Metals Inc., Zephyr Minerals Ltd. and Crown Point Energy Inc.; Former director of Alberta Clipper Energy Inc., APIC Petroleum Corporation and Thunder Energy Inc., Former Trustee of Thunder Energy Trust; Former Chief Financial Officer and a director of Polaris Geothermal Inc.

May 18, 2001
Frederick H. Earnest, Parker, Colorado, USA, Director, President and Chief Executive Officer, Age - 52 (2)

Chief Executive Officer of the Corporation since January 2012; President of the Corporation since August 2007; Director of Midas Gold Corp. since April 2011; Former Chief Operating Officer of the Corporation from August 2007 to January 2012; Former Senior Vice President, Project Development of the Corporation from September 2006 to August 2007; Former President of Pacific Rim El Salvador, S.A. de C.V. from June 2004 to September 2006; Former General Manager and Legal Representative of Compañía Minera Dayton from April 1998 to June 2004.

November 6, 2007
W. Durand Eppler, Denver, Colorado, USA, Director, Age - 60 (2)

Businessman; Founding partner of Sierra Partners, LLC; Director of Augusta Resource Corporation, Golden Minerals Company, Plata Latina Minerals Corporation and Frontier Mining Limited; Former director of Allied Nevada Gold Corp. from March 2007 to June 2009; Former Chairman and a director of NEMI Northern Energy & Mining Inc. from March 2007 to March 2009; Former Chief Executive Officer and a director of Coal International plc from July 2005 to August 2008; Former Vice President of Newmont Mining Corporation from 1995 to November 2004, serving as Vice President of Corporate Development from January 2001 to March 2002, and as Vice President of Newmont Capital, Ltd. from April 2002 to August 2004.

October 13, 2004
C. Thomas Ogryzlo, San Jose, Costa Rica, Director, Age - 74 (1)

Businessman; Retired; Spends part time as Managing Director Business Development, Franco -Nevada (Barbados) Corp. and has served part time since May, 2012 as Chairman, Interim   President and a director he served as Interim CEO from through November 2011. Board member of Alberta Star Development Corp. Former President & CEO and director of Polaris Geothermal Inc. from June 2004 to October 2009; Former director of Tiomin Resources Inc. from September 1995 to December 2008; Former director and Non-Executive Chairman of Birim Goldfields Inc. from August 2001 to February 2008; Former President and Chief Executive Officer of Canatec Development Corporation from January 2000 to 2003; Former President and Chief Executive Officer of Black Hawk Mining Inc. and its subsidiary Triton Mining Corporation from July 1997 to January 2000.

May 1, 1995

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Name, Residence, Position and Age	Principal Occupation, Business or Employment	Director Since
Michael B. Richings, Port Ludlow, Washington, USA, Director and Non-Executive Chairman, Age - 69 (2)

Non-Executive Chairman of the Corporation since January 2012; Director of Guyana Goldfields Inc since December 2013; Director of Midas Gold Corp. since April 2011; Former Executive Chairman and Chief Executive Officer of the Corporation from November 2007 to January 2012; Former director of Allied Nevada Gold Corp. from September 2006 to June 2009; Former director of Zaruma Resources Inc. from November 2005 to June 2009.

May 1, 1995
Tracy A. Stevenson, Sandy, Utah, USA, Director, Age - 63 (1)

Accountant; Businessman; Non-Executive Chairman of Quaterra Resources Inc. from February 2008 to August 2013; Board member of Uranium Resources Inc since December 2013 and a director of Quaterra Resources Inc. since July 2007; Director of Ivanhoe Mines Ltd. from May 2010 to April 2012; Founding member of Bedrock Resources, LLC since 2010; Founding member of SOS Investors LLC since 2008; Former Global Head of Information Systems at Rio Tinto PLC from February 2006 to May 2007; Former Global Head of Business Process Improvement at Rio Tinto PLC from December 2000 to January 2006; Former Executive Vice President, Chief Financial Officer and a director of Comalco Ltd. from 1997 to 2000; Former Chief Financial Officer and a director of Kennecott Corporation from 1993 to 1997.

November 6, 2007

(1)Member of Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee.

(2)Member of Health, Safety, Environmental and Social Responsibility Committee.

The information as to the residence and principal occupation of the nominees listed in the above table is not within the knowledge of the management of the Corporation, and has been furnished by the individual nominees as of March 4, 2014.

The following are brief biographies of the Corporation’s nominees for election to the Board of Directors:

John M. Clark,  B.Com., CA, Director.  Mr. Clark is the President of Investment and Technical Management Corp., a firm engaged in corporate finance and merchant banking, since February 1999.  Mr. Clark is also currently a director of Russel Metals Inc.,  Zephyr Minerals Ltd. and Crown Point Energy Inc.  He served as Chief Financial Officer and a director of Polaris Geothermal Inc. from June 2004 to October 2009, and as a director of Thunder Energy Inc., APIC Petroleum Corporation and Alberta Clipper Inc. and a trustee of Thunder Energy Trust.  Mr. Clark is a member of the audit committee for Russel Metals Inc. and Chairman of the audit committee for Crown Point Energy Inc.  He earned a Bachelor of Commerce Degree from the University of Witwatersrand in South Africa in 1977, and he received a Higher Diploma in Accountancy from the University of Witwatersrand in 1979.  Mr. Clark is currently the Chair of the Corporation’s Audit Committee, a member of the Compensation Committee and a member of the Corporate Governance and Nominating Committee.  He has been a director of the Corporation since May 18, 2001.

Mr. Clark had a solid background as a chartered accountant before becoming an accomplished entrepreneur involved in investment banking and in investment and management of natural resource companies in Canada.  Mr. Clark’s understanding of accounting procedures and controls, coupled with his knowledge of the Corporation’s projects and their financial requirements qualifies him to serve effectively as the Chairman of the Audit Committee and to contribute to the financial management of the Corporation.  His general knowledge of the natural resources industry allows him to participate effectively and provide guidance with regards to matters brought before the Board.  As the Corporation executes its business strategy focused on the development of the Corporation’s current properties and develops new projects, we expect that his contributions to financial planning and controls will be

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invaluable.  Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board of Directors (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.  Accordingly, the Corporation believes that Mr. Clark should once again serve on the Board of Directors.

Frederick H. Earnest, B.Sc., President, Chief Executive Officer and Director.  Mr. Earnest has served as President and Chief Executive Officer of the Corporation since January, 2012.  From August 2007 to January 2012, Mr. Earnest served as President and Chief Operating Officer of the Corporation and from September 2006 to August 2007, Mr. Earnest served as Senior Vice President, Project Development of the Corporation.  Mr. Earnest has been a director of Midas Gold Corp. since April 2011.  In addition, he served as President of Pacific Rim El Salvador, S.A. de C.V., a mining company, from June 2004 to September 2006, and as General Manager and Legal Representative of Compañía Minera Dayton, a mining company, from April 1998 to June 2004 (both companies were subsidiaries of Pacific Rim Mining Corp.).  He earned a Bachelor of Science Degree in Mining Engineering from the Colorado School of Mines in 1987.  Mr. Earnest has been a director of the Corporation since November 6, 2007. Mr. Earnest is a member of the Corporation’s Health, Safety, Environmental and Social Responsibility Committee.

The Corporation believes that the leadership skills and dynamic nature that Mr. Earnest possesses makes him an invaluable member of management.  He understands the technical, economic and social aspects of each of the Corporation’s core projects and has contributed significantly to the advancement of these projects.  In addition, Mr. Earnest has considerable international experience in the development and operation of gold mines. He is fluent in Spanish.  Mr. Earnest relates well to government leaders in all jurisdictions where we are advancing projects.  The Corporation believes that his continued involvement in the execution of the Corporation’s business plan will lead to increased shareholder value.    Furthermore, Mr. Earnest has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board of Directors (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.  Accordingly, the Corporation believes that Mr. Earnest should once again serve on the Board of Directors.

W. Durand Eppler, B.A., M.S., Director.  Mr. Eppler is a founding partner of Sierra Partners, LLC, a private resources investment and advisory firm.  Mr. Eppler is currently a director of Augusta Resource Corporation, Golden Minerals Company, Plata Latina Minerals Corporation and Frontier Mining Limited.  Previously, Mr. Eppler was a director of Allied Nevada Gold Corp. from March 2007 to June 2009, Chairman and a director of NEMI Northern Energy & Mining Inc. from March 2007 to March 2009, Chief Executive Officer and a director of Coal International plc, a coal mining and development company, from July 2005 until August 2008, and Vice President of Newmont Mining Corporation, a gold mining company, from 1995 until November 2004, serving as Vice President of Corporate Development from January 2001 to March 2002, and subsequently as Vice President of Newmont Capital, Ltd., the merchant banking arm of Newmont Mining Corporation, from April 2002 to August 2004.  Mr. Eppler is a member of the audit committee for Augusta Resource Corporation and Golden Minerals Company.  In addition, for the last 37 years Mr. Eppler has been a member of the Society of Mining Engineers of the American Institute of Mining, Metallurgical and Petroleum Engineers A.I.M.E., and he has been a member of the Global Leadership Council for the College of Business at Colorado State University since 2001.  He graduated from Middlebury College in 1975 with a Bachelor of Arts Degree in Geography and Religion, and he received his Master of Science Degree in Mineral Economics from the Colorado School of Mines in 1977.  Mr. Eppler is currently the Chair of the Corporation’s Health, Safety, Environmental and Social Responsibility Committee.  He has been a director of the Corporation since October 13, 2004.

Given the international reputation and wealth of experience that Mr. Eppler has in the commercial and investment banking aspects of the global resource sector, the Corporation believes that he should once again serve on the Board of Directors to help further develop the business and success of the Corporation.  Mr. Eppler’s commercial and investment banking experience are important to the Corporation.  The Corporation does not have any producing assets and ensuring that the Corporation is adequately financed is an ongoing management responsibility.  Management expects to rely heavily on Mr. Eppler’s experience and expertise as we move beyond technical evaluations and prepare to advance development and financing for the Mt. Todd gold project and other corporate development activities.    Furthermore, Mr. Eppler has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board of Directors (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.

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C. Thomas Ogryzlo, B.Mech.Eng., P.Eng, Director.  Currently, Mr. Ogryzlo spends about half of his time as Managing Director, Business Development of Franco-Nevada (Barbados) Corp.  Mr. Ogryzlo also presently acts part time as President,  Interim CEO and a director of Baja Mining Corp. Previously from May 2000 until his retirement in December 2010, he was President and CEO of Polaris Energy, Corp. a renewable energy producer.  In addition, from June 2011 to December 2011, Mr. Ogryzlo served as Interim CEO of Aura Minerals where he continues to act as a director. He also serves on the Board of Alberta Star Development Corp.  Previously, he served as President, Chief Executive Officer and a director of Polaris Geothermal Inc., a TSX listed renewable energy company, from June 2004 to October 2009, as a director of Tiomin Resources Inc. from September 1995 to December 2008, and as a director and Non-Executive Chairman of Birim Goldfields Inc. from August 2001 to February 2008.  He earned his Bachelor of Mechanical Engineering Degree from McGill University in 1961, and his designation as a Professional Engineer from the Professional Engineers of Ontario in 1966.  Mr. Ogryzlo is currently the Chair of the Corporation’s Corporate Governance and Nominating Committee, a member of the Audit Committee and a member of the Corporation’s Compensation Committee.  Mr. Ogryzlo has been a director of the Corporation since March 8, 1996.

Mr. Ogryzlo brings a perspective to the Corporation that has been built on a solid foundation and in-depth knowledge not only of Canada’s mining sector, but also those in many other parts of the world.  The Corporation has projects in Mexico, Australia, and the United States of America.  Mr. Ogryzlo’s experience in numerous foreign projects allows him to contribute in a manner which helps bring clarity and direction to many of the challenges which arise from the geographical diversity of the Corporation’s projects.  Mr. Ogryzlo is also fluent in Spanish.  Mr. Ogryzlo’s experience with the construction of varied projects has been beneficial in the preliminary economic and technical evaluations of several of the Corporation’s projects.  We expect that Mr. Ogryzlo’s continued participation will contribute to the effective development of the Corporation’s core projects.  Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board of Directors (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.  As such, the Corporation believes that Mr. Ogryzlo should once again serve on the Board of Directors.

Michael B. Richings, M.Sc., Chairman and Director.  Mr. Richings has served as the Non-Executive Chairman of the Board since January 2012.  Mr. Richings has been a director of Midas Gold Corp. since April 2011 and a director of Guyana Goldfields Inc. since December 2013. From November 2007 to January 2012, Mr. Richings served as the Corporation’s Executive Chairman and Chief Executive Officer.  Previously, Mr. Richings was a director of Allied Nevada Gold Corp. from September 2006 to June 2009, a director of Zaruma Resources Inc. from November 2005 to June 2009, and a director of Triumph Gold Corp. from January 2004 to November 2006.  In addition, Mr. Richings served as Chief Executive Officer of the Corporation from August 2007 to November 2007, and as President and Chief Executive Officer of the Corporation from May 2004 until July 2007.  From June 1995 to September 2000, he served as President and Chief Executive Officer of the Corporation, and during the period from September 2000 to May 2004, Mr. Richings retired from his position as Chief Executive Officer of the Corporation (but he continued as a director of the Corporation and served as a consultant to the mining industry).  He was awarded an Associateship of the Camborne School of Mines in 1969, and he earned his Master of Science Degree from Queen’s University in 1971.  Mr. Richings has been a director of the Corporation since May 1, 1995. Mr. Richings is a member of the Corporation’s Health, Safety, Environmental and Social Responsibility Committee.

Mr. Richings has been with the Corporation for the past nineteen years and, given his leadership skills, enterprising nature and knowledge of the mining industry, the Corporation believes that he would be a valued member of the Board.  His knowledge of the Corporation’s properties and his key role in the development and implementation of business strategies which have created shareholder value are important to the Corporation.  Mr. Richings has participated in the management and development of several new projects and the Corporation believes that this experience is important to the success of the Corporation’s current business plan.  Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board of Directors (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.  Accordingly, the Corporation believes that Mr. Richings should once again serve on the Board of Directors.

Tracy A. Stevenson, B.S., CPA, Director.  Mr. Stevenson has served as a director of Quaterra Resources Inc. since July 2007, and as its Non-Executive Chairman from February 2008 to August 2013; Board member of Uranium Resources Inc. since December 2013 and Director of Ivanhoe Mines Ltd. from May 2010 to April 2012.  Mr.

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Stevenson is also a founding member of Bedrock Resources, LLC, a private resources financial advisory firm, since 2010 and SOS Investors LLC, a private resources investment firm since 2008.  Previously, Mr. Stevenson served as Global Head of Information Systems at Rio Tinto PLC, a major global mining company, from February 2006 to May 2007, and as Global Head of Business Process Improvement at Rio Tinto PLC from December 2000 to January 2006.  In addition, he served as Executive Vice President, Chief Financial Officer and a director of Comalco Ltd. from 1997 to 2000, and as Chief Financial Officer and a director of Kennecott Corporation from 1993 to 1997.  Mr. Stevenson graduated Magna Cum Laude with a Bachelor of Science Degree in Accounting from the University of Utah in 1977, and he earned his designation as a Certified Public Accountant in the State of Utah in 1978.  Mr. Stevenson is currently the Chair of the Corporation’s Compensation Committee, is a member of the Corporate Governance and Nominating Committee and is a member of the Corporation’s Audit  Committee.  He has been a director of the Corporation since November 6, 2007.

Mr. Stevenson began his career in public accounting before moving to senior financial, information technology and management positions in two of the world’s largest mining companies.  Mr. Stevenson’s interest in efficient development of the Corporation’s projects and his keen analytical abilities have contributed to the Corporation’s evaluation of business opportunities and to the development of the Corporation’s business strategy.  His past experience as a chief financial officer has been beneficial in matters specifically related to the Audit Committee.  We expect that Mr. Stevenson’s future participation on the Board will be an asset to the Corporation through sound planning and the appropriate application of the Corporation’s resources.  Furthermore, he has demonstrated both integrity and high ethical standards in his business dealings and personal affairs to date, qualities which a person must possess under the Mandate of the Board of Directors (attached as Appendix “B” to this Information Circular) in order to be considered for nomination and election to the Board.  As such, the Corporation believes that Mr. Stevenson should once again serve on the Board of Directors.

There are no family relationships among any directors, officers or persons nominated to be directors of the Corporation.  No directors of the Corporation are also directors of issuers with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or which otherwise are required to file periodic reports under the Exchange Act) except for W. Durand Eppler who is a director of Augusta Resource Corporation and Golden Minerals Company, C. Thomas Ogryzlo who is a director of Baja Mining Corp. and Alberta Star Development Corp. and Tracy A. Stevenson who is a director of Quaterra Resources Inc. and Uranium Resources Inc.

None of the above directors has entered into any arrangement or understanding with any other person pursuant to which he or she was, or is to be, elected as a director of the Corporation or a nominee of any other person.

No director or officer of the Corporation is a party adverse to the Corporation or any of its subsidiaries, or has a material interest adverse to the Corporation or any of its subsidiaries.  During the past ten years, no director or executive officer of the Corporation has:

(a)filed or has had filed against such person, a petition under the U.S. federal bankruptcy laws or any state insolvency law, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which such person was a general partner, at or within two years before the time of filing, or any corporation or business association of which such person was an executive officer, at or within two years before such filings;

(b)been convicted or pleaded guilty or nolo contendere in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s activities in any type of business, securities, trading, commodity or banking activities;

(d)been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any U.S. federal or state authority barring, suspending or otherwise limiting for more

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than 60 days the right of such person to engage in any type of business, securities, trading, commodity or banking activities, or to be associated with persons engaged in any such activity;

(e)been found by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission (the “SEC”), or by the U.S. Commodity Futures Trading Commission to have violated a U.S. federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(f)been the subject of, or a party to, any U.S. federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any U.S. federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(g)been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C.78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the U.S. Commodity Exchange Act (7 U.S.C.1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Additional information regarding the various committees of the Board of Directors, and the attendance of each director at meetings of the Board of Directors and its committees held during 2013, is set out below under “Corporate Governance”.

Cumulative voting (i.e., a form of voting where shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted.  The directors must be elected by an affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on this matter.

The Board recommends a vote “FOR” each of the nominees for director. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the nominees listed above.

Majority Voting Policy

The Corporation has adopted a majority voting policy where any nominee proposed for election as a director is required to tender his or her resignation if the director receives more “Withheld” votes than “For” votes (i.e., a majority of withheld votes) at any meeting where shareholders vote on the uncontested election of directors.  An “uncontested election” means the number of director nominees for election is the same as the number of directors to be elected to the Board.  The Corporate Governance and Nominating Committee will then submit a recommendation regarding whether or not to accept the resignation to the Board.  Within 90 days after the shareholder meeting, the Board will issue a press release either announcing the resignation of the director or explaining the reasons justifying its decision not to accept the resignation.  A director who tenders a resignation pursuant to this policy will not participate in any meeting of the Board or the Corporate Governance and Nominating Committee at which the resignation is considered.

Appointment of Auditor

The Corporation has proposed the appointment of PricewaterhouseCoopers LLP of Denver,  Colorado, as the auditor of the Corporation to hold office until the close of the next annual general meeting of the Corporation or until a successor is appointed.  It is proposed that the remuneration to be paid to the auditor be fixed by the Board of Directors through the Audit Committee.

Effective May 31, 2012, the Corporation changed its auditors from PricewaterhouseCoopers LLP, Vancouver, British Columbia (“PWC Vancouver”) to PricewaterhouseCoopers LLP, Denver, Colorado (“PWC Denver”). The

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change was made because the Corporation switched to reporting its financial statements pursuant to United States generally accepted accounting principles and its principal place of business is located in a suburb of Denver. Therefore, conducting the Corporation's audit out of the Vancouver office of PricewaterhouseCoopers LLP was no longer cost effective for the Corporation. On May 31, 2012, at the request of the Corporation and upon mutual agreement, PWC Vancouver resigned as the principal independent registered public accountant of the Corporation, and PWC Denver was engaged as the Corporation's principal independent registered public accountant. For United States securities law purposes, PWC Vancouver and PWC Denver are separate accounting firms, and therefore for United States securities law purposes, the switch from PricewaterhouseCoopers LLP's Vancouver office to the Denver office constituted a change of auditor for the Corporation. For purposes of complying with National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators, and for complying with the requirements of Schedule 14A, a copy of the Corporation's disclosure in regard to the change of auditor in the U.S. is attached as Appendix “C” and incorporated herein by reference.

PricewaterhouseCoopers LLP (then Coopers & Lybrand) was first appointed as the auditor of the Corporation on June 28, 1985.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from persons present at the Meeting.  If representatives of PricewaterhouseCoopers LLP are present at the Meeting, the Chairman of the Meeting will provide such representatives with the opportunity to make a statement if they so desire.

The auditors must be appointed and the approval of the proposal that the auditor’s remuneration be fixed by the Board of Directors through the Audit Committee must be passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

The Board recommends a vote “FOR” (i) the appointment of PricewaterhouseCoopers LLP of Denver, Colorado as the auditor of the Corporation and (ii) the proposal that the auditor’s remuneration be fixed by the Board of Directors through the Audit Committee. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” (i) the appointment of PricewaterhouseCoopers LLP of Denver, Colorado and (ii) the proposal that the auditor’s remuneration be fixed by the Board of Directors through the Audit Committee.

Fees Paid to Auditor and their Independence from the Corporation

The Corporation retained PricewaterhouseCoopers LLP to provide services which were billed for the years ended December 31, 2013 and 2012 in the following categories and amounts:

	2013	2012
Audit Fees (1)	$257,000	$288,000
Audit Related Fees (2)	14,500	45,000
Tax Fees (3)	165,000	211,000
All Other Fees (4)	3,500	-
Totals	$440,000	$544,000

(1)“Audit Fees” represent fees for the audit of the Corporation’s consolidated annual financial statements, review of the Corporation’s interim financial statements and review in connection with regulatory financial filings.

(2) “Audit Related Fees” represent fees for assistance with the application of accounting and financial reporting standards and regulatory filings.

(3) “Tax Fees” represent fees for tax compliance, tax consulting and tax planning.

(4) “All Other Fees” represents legal compliance and business practice reviews, financial information systems design and implementation, internal audit co-sourcing services or other matters not covered by Audit Fees, Audit Related Fees or Tax Fees.

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Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Audit Committee charter requires the Audit Committee to approve in advance all particular non-audit services provided by the Corporation’s independent auditor. Consistent with applicable laws and the procedures adopted by the Audit Committee, limited amounts of services, other than audit, review or attestation services, to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided that the Audit Committee is informed of each particular service. All of the engagements and fees for 2013 were pre-approved by the Audit Committee.  The Audit Committee reviews with the auditor whether the non-audit services to be provided are compatible with maintaining the auditor’s independence. The Board has determined that fees paid to the independent auditors for non-audit services in any year will not exceed the fees paid for audit services during the year. Permissible non-audit services will be limited to fees for tax services, accounting assistance or audits in connection with acquisitions, and other services specifically related to accounting or audit matters such as audits of employee benefit plans.

Advisory Vote on the Approval of Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted on July 21, 2010.  The Dodd-Frank Act requires that the Corporation provide its shareholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of the Corporation’s named executive officers as disclosed in this Information Circular in accordance with applicable SEC rules.

As described in greater detail below under the heading “Executive Compensation - Compensation Discussion and Analysis,” the Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for its success, and thereby increase shareholder value. The Corporation believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its shareholders. Please see the section “Executive Compensation” and the related compensation tables below for additional details about the Corporation’s executive compensation programs, including information about the fiscal 2013 compensation of the Corporation’s named executive officers.

At our annual general meeting of shareholders held May 6, 2011, the shareholders approved the compensation of the Corporation’s named executive officers for the fiscal year 2010 ( “Say-on-Pay Vote”) and voted to hold Say-on-Pay Votes every three years.  As a result, shareholders are being asked to vote on executive compensation again at this Meeting.

The Corporation is asking its shareholders to indicate their support for its named executive officer compensation as described in this Information Circular. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on the Corporation’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Corporation’s named executive officers and the philosophy, policies and practices described in this Information Circular. Accordingly, the Corporation is asking shareholders to vote “FOR” the following resolution at the Meeting:

“BE IT RESOLVED, that the shareholders of Vista Gold Corp. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Information Circular for the 2014 annual general meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

This say-on-pay vote is advisory, and therefore, is not binding on the Corporation, the Compensation Committee or the Board. The Board and the Corporation’s Compensation Committee value the opinions of the Corporation’s shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Information Circular, the Corporation, the Board and the Compensation Committee will consider the results of the vote in future compensation deliberations.

The approval, on an advisory, non-binding basis, of the shareholder resolution regarding the compensation of the Corporation’s named executive officers as described in this Information Circular will be approved if

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passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter.

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Information Circular. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

The Board recommends that the shareholders vote “FOR” the resolution approving the compensation of our named executive officers as disclosed in this Information Circular.

Information About Proxies

Solicitation of Proxies

The solicitation of proxies by management and the Board will be made primarily by notice and access but solicitation may be made by telephone or in person with the cost of such solicitation to be borne by the Corporation.  While no arrangements have been made to date, the Corporation may contract for the solicitation of proxies for the Meeting.  Such arrangements would include customary fees which would be borne by the Corporation.

Appointment of Proxyholder

The persons named in the enclosed form of proxy for the Meeting are officers of the Corporation and nominees of management and the Board.  A registered shareholder has the right to appoint some other person, who need not be a shareholder, to represent such registered shareholder at the Meeting by inserting that other person’s name in the blank space provided on the form of proxy, which form of proxy is set out in Appendix “A”.  If a registered shareholder appoints one of the persons designated in the accompanying form of proxy as a nominee and does not direct the said nominee to vote either “FOR” or “AGAINST” or “WITHHOLD” from voting on a matter or matters, or where instructions on the form of proxy are uncertain with respect to which an opportunity to specify how the Common Shares registered in the name of such registered shareholder shall be voted, the proxy shall be voted “FOR” the resolution.

The instrument appointing a proxyholder must be in writing and signed by the registered shareholder, or such registered shareholder’s attorney authorized in writing, or if the registered shareholder is a corporation, by the authorized representative or a duly authorized person on behalf of such corporation.  An undated but executed proxy will be deemed to be dated the date of the mailing of the proxy by the Corporation or its agent.  In order for a proxy to be valid, a registered shareholder must:

(a)sign and print his or her name on the lines specified for such purpose at the bottom of the form of proxy; and

(b)return the properly executed and completed form of proxy:

(i)by mailing it or delivering it by hand in the appropriate enclosed return envelope addressed to Computershare Investor Services Inc. to be received by 10:00 a.m., Vancouver time, on April 25, 2014, or no later than 48 hours before any adjournment or postponement of the Meeting., or

(ii)by faxing it to Computershare Investor Services Inc. at 1-866-249-7775 (toll free in North America) or 1-416-263-9524 (international), to be received by 10:00 a.m., Vancouver time, on April 25, 2014, or no later than 48 hours before any adjournment or postponement of the Meeting, or

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(ii)	by depositing it with the chair of the Meeting prior to commencement of the Meeting.

Revocation of Proxy

A registered shareholder may revoke a proxy by delivering an instrument in writing executed by such registered shareholder or by the registered shareholder’s legal representative or trustee in bankruptcy or, where the registered shareholder is a corporation, by a duly authorized person on behalf of the corporation or by the authorized representative appointed for the corporation, either to the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, with the Chair of the Meeting prior to commencement of the Meeting or any adjournment or postponement thereof or in any other manner permitted by law.

Voting of Proxies

A registered shareholder may direct the manner in which his or her Common Shares are to be voted or withheld from voting in accordance with the instructions of the registered shareholder by marking the form of proxy accordingly.  The management nominees designated in the enclosed form of proxy will vote the Common Shares represented by proxy in accordance with the instructions of the registered shareholder on any resolution that may be called for and if the registered shareholder specifies a choice with respect to any matter to be acted upon, the Common Shares will be voted accordingly.  Where no choice is so specified with respect to any resolution or in the absence of certain instructions, the Common Shares represented by a proxy given to management will be voted “FOR” the resolution.  If more than one direction is made with respect to any resolution, such Common Shares will similarly be voted “FOR” the resolution.

Exercise of Discretion by Proxyholders

The enclosed form of proxy when properly completed and delivered and not revoked, confers discretionary authority upon the proxyholders named therein with respect to amendments or variations of matters identified in the accompanying Notice of Meeting, and other matters not so identified which may properly be brought before the Meeting.  At the date of this Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.  If any amendment or variation or other matter comes before the Meeting, the persons named in the proxy will vote in accordance with their best judgement on such amendment, variation or matter, subject to any limitations imposed by applicable law.

Voting by Beneficial Shareholders

The information set out in this section is important to many shareholders as a substantial number of shareholders do not hold their Common Shares in their own name.

Persons who hold Common Shares through their brokers, agents, trustees or other intermediaries (such persons, “Beneficial Shareholders”) should note that only proxies deposited by registered shareholders whose names appear on the share register of the Corporation may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Corporation.  Such Common Shares will most likely be registered in the name of the broker or an agent of the broker.  In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.”, the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.”, the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. Common Shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Information Circular and ensure they communicate how they would like their Common Shares voted in accordance with those instructions.

Beneficial Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Corporation are referred to as “NOBOs”. Those Beneficial Shareholders who have objected to

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their intermediary disclosing ownership information about themselves to the Corporation are referred to as “OBOs”. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Corporation has elected notice and access for delivery of the Notice of Meeting, this Information Circular and the form of proxy (collectively, the “Meeting Materials”) indirectly through intermediaries to all of the Beneficial Shareholders.  The intermediaries (or their service companies) are responsible for forwarding the Meeting Materials to each Beneficial Shareholder, unless the Beneficial Shareholder has waived the right to receive them.

Intermediaries will frequently use service companies to forward the Meeting Materials to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive Meeting Materials will either:

(a)be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Computershare Investor Services Inc.; or

(b)more typically, be given a voting instruction form (“VIF”) which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Common Shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a shareholder and vote Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf, and indirectly vote their Common Shares as proxyholder for the registered shareholder should contact their broker, agent, trustee or other intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their Common Shares as a proxyholder.

Securities Entitled to Vote

As of March 17, 2014 the authorized share capital of the Corporation consists of an unlimited number of Common Shares, without par value of which 82,275,217 Common Shares are issued and outstanding.  Every shareholder who is present in person, by proxy or by authorized representative and entitled to vote at the Meeting shall on a show of hands have one vote and every shareholder entitled to vote at the Meeting shall on a ballot have one vote for each Common Share.

The Board of Directors of the Corporation has fixed the close of business on March 17, 2014 as the record date for the purpose of determining the shareholders entitled to receive notice of the Meeting, but the failure of any shareholder to receive notice of the Meeting does not deprive such shareholder of the entitlement to vote at the Meeting.

Broker Non-Votes

Brokers and other intermediaries, holding shares in street name for their customers, are required to vote the shares in the manner directed by their customers. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections) unless the beneficial owner of such shares has given voting instructions on the matter.

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The absence of a vote on a matter where the broker has not received written voting instructions from a Beneficial Shareholder is referred to as a “broker non-vote”.  Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

Ownership of the Corporation’s Common Shares

Ownership by Management

The following table sets forth certain information regarding beneficial ownership, control or direction, directly or indirectly, of the Corporation’s Common Shares, as of March 17, 2014, by (i) each of the Corporation’s executive officers and directors individually and (ii) the Corporation’s executive officers and directors, as a group.

Name and Postion (1)	Common Shares Beneficially Owned	Percentage of Class (2)
JOHN M. CLARK: Director	141,738 (3)	*
W. DURAND EPPLER: Director	326,280 (4)	*
C. THOMAS OGRYZLO: Director	175,176 (5)	*
TRACY A. STEVENSON: Director	127,000 (6)	*
MICHAEL B. RICHINGS: Chairman and Director	426,093 (7)	*
FREDERICK H. EARNEST: President Chief Executive Officer, Director	485,087 (8)	*
JOHN F. ENGELE: Senior Vice President and Chief Financial Officer	275,000 (9)	*
JOHN W. ROZELLE: Senior Vice President	182,494 (10)	*
All executive officers and directors as a group (8 persons)	1,997,130	2.4%

*	Represents less than 1% of the outstanding Common Shares.
(1)	The address of each of the persons listed in c/o Vista Gold Corp., 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127.
(2)

In accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each person is based on 82,275,217 Common Shares outstanding as of March 17, 2014, plus any securities held by such person exercisable for or convertible into Common Shares within 60 days after March 17, 2014.

(3)

Includes 10,869 Common Shares currently owned, 120,000 Common Shares which may be acquired upon the exercise of immediately exercisable options and 10,869 Common Shares which may be acquired upon the exercise of warrants.

(4)

Includes 136,280 Common Shares currently owned, 120,000 Common Shares which may be acquired upon the exercise of immediately exercisable options and 70,000 Common Shares which may be acquired upon the exercise of warrants.

(5)	Includes 55,176 Common Shares currently owned and 120,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(6)	Includes 7,000 Common Shares currently owned and 120,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(7)

Includes 156,093 Common Shares currently owned, 245,000 Common Shares which may be acquired upon the exercise of immediately exercisable options and 25,000 Common Shares which may be acquired upon the exercise of warrants.

(8)

Includes 95,087 Common Shares currently owned, 370,000 Common Shares which may be acquired upon the exercise of immediately exercisable options and 20,000 Common Shares which may be acquired upon the exercise of warrants.

(9)	Includes 275,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.
(10)	Includes 7,494 Common Shares currently owned and 175,000 Common Shares which may be acquired upon the exercise of immediately exercisable options.

Ownership by Principal Shareholders

The following table sets forth certain information regarding the ownership of the Corporation’s Common Shares as at March 17, 2014 by each shareholder known to the Corporation to beneficially own or control or direct, directly or indirectly, more than five percent of the Corporation’s outstanding Common Shares based on such person’s most recently available Schedule 13G filed with the SEC.

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Name and Address	Common Shares Beneficially Owned (1)	Percentage of Class (1)
Sun Valley Gold LLC (“Sun Valley”) (2)	15,727,556(2)	18.3%
620 Sun Valley Road
Sun Valley, ID 83353

Sprott Inc. (“Sprott”) (3)	7,235,056(3)	8.5%
Suite 2700, South Tower, Royal Bank Plaza
Toronto, ON M5J 2J1

Global Strategic Management, Inc.(“GSM”) (4)	4,263,467	5.2%
PO Box 6643
Annapolis, MD 21401

(1)In accordance with Rule 13d-3(d)(1) under the Exchange Act the applicable percentage of ownership of each shareholder is based on 82,275,217 Common Shares outstanding as of March 17, 2014, plus any securities held by such shareholder exercisable for or convertible into Common Shares within 60 days after the date of this Information Circular.

(2)Sun Valley exercises control and direction over 12,084,310 Common Shares (representing 14.7% of the outstanding Common Shares as of March 17, 2014 on an undiluted basis) and 3,643,246 Common Share purchase warrants on behalf of client accounts over which it has discretionary trading authority.  If exercised, the 3,643,246 warrants over which Sun Valley exercises control 18.31% of the issued and outstanding Common Shares (after giving effect to the exercise of such warrants, but not the exercise of any other convertible securities of the Corporation).

(3)Sprott exercises control and direction over 4,811,418 Common Shares (representing 5.8% of the outstanding Common Shares as of March 17, 2013 on an undiluted basis) and 2,423,638 Common Share purchase warrants on behalf of client accounts over which it has discretionary trading authority.  If exercised, the 2,423,638 warrants over which Sprott exercises control and discretion would, together with the 4,811,418 Common Shares over which Sprott exercises control and direction, represent 8.5% of the issued and outstanding Common Shares (after giving effect to the exercise of such warrants, but not the exercise of any other convertible securities of the Corporation).

(4)          GSM exercises control and direction over 4,263,467 Common Shares (representing 5.2% of the outstanding Common Shares as of March 17, 2013 on an undiluted basis).

Change in Control

The Corporation has no charter or by-law provisions that would delay, defer or prevent a change in control of the Corporation.

The Corporation is not aware of any arrangement that might result in a change in control in the future.  To the Corporation’s knowledge there are no arrangements, including any pledge by any person of the Corporation’s securities, the operation of which may at a subsequent date result in a change in the Corporation’s control.

Quorum

Under the Articles of the Corporation, the quorum for the transaction of business at the Meeting is two or more shareholders entitled to vote at the Meeting represented in person or by proxy.

Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting, but will not be counted as votes cast.  Broker non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will not be counted as present for purposes of determining the presence of a quorum for purposes at the Meeting and will not be voted.

Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

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Corporate Governance

The Corporation’s Board of Directors and executive officers consider good corporate governance to be an important factor in the efficient and effective operation of the Corporation.  The Canadian Securities Administrators implemented National Policy 58-201 - Corporate Governance Guidelines and National Instrument 58-101 - Disclosure of Corporate Governance Practices (“NI 58‑101”) in each of the provinces and territories of Canada.  The NYSE MKT (“NYSE MKT”) has also established rules for corporate governance as detailed in the NYSE MKT’s Company Guide (the “NYSE MKT Company Guide”).  The Board of Directors is of the view that the Corporation’s system of corporate governance meets or exceeds the majority of each of these sets of guidelines and requirements.

Board of Directors

The present Board of Directors consists of six directors, three of whom are viewed as being “independent” within the meaning of NI 58-101 and four of whom qualify as unrelated directors who are viewed as being “independent” within the meaning of Section 803A of the NYSE MKT Company Guide.  John M. Clark, C. Thomas Ogryzlo and Tracy A. Stevenson are considered to be independent members of the Board of Directors.

On April 1, 2008, the Corporation entered into an agreement with Sierra Partners LLC (“Sierra”) to provide investor relations and corporate finance consulting services to the Corporation.  Under the terms of the agreement, Sierra provided consulting services to the Corporation between April 1, 2008 and March 31, 2009.  On April 1, 2009, the Corporation and Sierra entered into a subsequent agreement.  Under the terms of the agreement, Sierra provided consulting services to the Corporation between April 1, 2009 and March 31, 2010, after which time Sierra provided consulting services on a month-to-month basis until termination of the agreement on August 31, 2013.  For the year ended December 31, 2013, the Corporation had made payments totalling $80,000.  The Board of Directors does not believe that the payment of this consulting fee materially interfered with Mr. Eppler’s ability to act in the best interests of the Corporation and had concluded that he was able to act independently of management of the Corporation.

Frederick H. Earnest is not an independent director because of his management position with the Corporation and Michael B. Richings is not an independent director because of his management position with the Corporation within the last three years.

Board Leadership Structure

Michael B. Richings is the Chairman of the Board and is not considered under securities laws to be an independent director.  All of the members of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee are independent directors and each of such committees meets regularly without management present.  W. Durand Eppler, a non-management director who is “independent” within the meaning of Section 803A of the NYSE MKT Company Guide, is the Chairman of the Health, Safety, Environmental and Social Responsibility Committee. The Board has reviewed the Corporation’s current Board leadership structure in light of the composition of the Board, the Corporation’s size, the nature of the Corporation’s business, the regulatory framework under which the Corporation operates, the Corporation’s share base, the Corporation’s peer group and other relevant factors, and has determined that having a non-executive Chairman of the Board with the valuable experience and knowledge of the Corporation that Mr. Richings possesses is currently the most appropriate leadership structure for the Corporation.

The Board of Directors believes that adequate structures and processes are in place to facilitate the functioning of the Board of Directors independently of the Corporation’s management.  A majority of the Board of Directors are independent directors.  The Audit Committee, the Corporate Governance and Nominating Committee and the Compensation Committee are entirely composed of independent directors.  The independent directors met together 14 times during 2013.  The regularly scheduled committee meetings give the independent directors the opportunity for open and frank discussions on all matters they consider relevant, including an assessment of their own performance.  In addition, the Board of Directors meets periodically with the Corporation’s auditor without management present.  Accordingly, the Board of Directors believes that there is adequate leadership of the independent directors and that it is currently unnecessary to appoint a lead independent director.

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A number of directors of the Corporation hold directorships with other issuers.  Details of those other directorships can be found above in the table under the heading “Particular Matters to be Acted Upon - Election of Directors”.

Director	Board Meetings (Attended/Held)	Audit Committee Meetings (Attended/Held)	Corporate Governance and Nominating Committee Meetings (Attended/Held)	Compensation Committee Meetings (Attended/Held)	HSE&SR Committee Meetings (Attended/Held)
Nicole Adshead-Bell (1)	3/4	2/2	2/2	2/2	N/A
John M. Clark (2)	13/14	4/4	2/2	2/2	N/A
Frederick H. Earnest	14/14	N/A	N/A	N/A	4/4
W. Durand Eppler	14/14	N/A	2/2	N/A	4/4
C. Thomas Ogryzlo (3)	14/14	2/2	2/2	4/4	N/A
Michael B. Richings	14/14	N/A	N/A	N/A	4/4
Tracy A. Stevenson (4)	14/14	4/4	N/A	4/4	N/A

_____________________________

(1) Nicole Adshead-Bell ceased to be a member of the Board, the Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee as of April 30, 2013. Between January 1, 2013 and April 30, 2013, the Board held four meetings, the Audit Committee held 2 meetings, the Corporate Governance and Nominating Committee held two meetings, and the Compensation Committee held two meetings.

(2)John M. Clark became a member of the Compensation Committee effective April 30, 2013.  The Compensation Committee held two meetings between May 1, 2013 and December 31, 2013.

(3) C. Thomas Ogryzlo became a member of the Audit Committee effective April 30, 2013.  The Audit Committee held two meetings between May 1, 2013 and December 31, 2013.

(4)Tracey A. Stevenson became a member of the Corporate Governance and Nominating Committee effective April 30, 2012. The Corporate Governance and Nominating Committee did not hold any meetings between May 1, 2013 and December 31, 2013.

None of the incumbent directors of the Corporation attended fewer than 90% of the Board meetings in 2013.

The President and Chief Executive Officer of the Corporation is required to attend the annual general and special meetings.  Attendance by other directors is discretionary.    All directors attended the 2013 annual general and special meeting.

Mandate of the Board of Directors

Pursuant to the British Columbia Business Corporations Act, the Board of Directors is required to manage or supervise the management of the affairs and business of the Corporation.  The Board of Directors has adopted a written mandate, which defines its stewardship responsibilities in light of this statutory obligation.  Under this mandate, the Board is responsible for (i) the stewardship of the business and affairs of the Corporation; (ii) supervising the management of the business and affairs of the Corporation; (iii) providing leadership to the Corporation by practicing responsible, sustainable and ethical decision making; (iv) ensuring that all major issues affecting the Corporation are given proper consideration; and (v) directing management to ensure that legal, regulatory and stock exchange requirements applicable to the Corporation have been met. In addition, the Board of Directors is also responsible for succession planning and the integrity of the Corporation’s disclosure controls and procedures, internal controls over financial reporting and management information systems.  In carrying out these responsibilities, the Board of Directors is entitled to place reasonable reliance on management.  The mandate and responsibilities of the Board of Directors are to be carried out in a manner consistent with the fundamental objective of protecting and enhancing the value of the Corporation and providing ongoing benefit to the shareholders.  A copy of the Mandate of the Board of Directors is attached as Appendix “B”.

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Position Descriptions

The Board of Directors has not developed written position descriptions for the Chair of the Board of Directors, the Chair of each committee, or the Chief Executive Officer.  Accordingly, the roles and responsibilities of those positions are currently delineated on the basis of customary practices.

The Chair of each committee of the Board of Directors is identified below under the heading “Committees of the Board of Directors”.

Orientation and Continuing Education

New Board members receive comprehensive orientation regarding the role of the Board of Directors, its committees and the directors, as well as the nature and operations of the Corporation’s business.  As well, presentations are given, from time to time, to the Board of Directors on legal and other matters applicable to the Corporation and directors’ duties.

Ethical Business Conduct

On December 19, 2003, the Board of Directors adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which is based on the fundamental principles of honesty, loyalty, fairness, forthrightness and use of common sense in general.  The Code of Ethics was amended on March 2, 2009 and March 5, 2013.  An integral part of the Code of Ethics is the policy that the Corporation will be managed with full transparency, and in the best interests of the shareholders and other stakeholders of the Corporation.  The Code of Ethics (as amended) is available on the Corporation’s website at www.vistagold.com.  The Code of Ethics applies to all directors, officers and employees of the Corporation, including the Corporation’s Chief Executive Officer and Chief Financial Officer. The Board of Directors, through the Corporate Governance and Nominating Committee, is responsible for monitoring compliance with the Code of Ethics.  The Corporate Governance and Nominating Committee reviews with management any issues with respect to compliance with the Code of Ethics.  The Corporation intends to disclose any amendments to the Code of Ethics and if any waiver from a provision of its Code of Ethics is granted to a director or officer of the Corporation on its website. No waivers were granted from the requirements of the Corporation’s Code of Ethics during the year ended December 31, 2013, or during the subsequent period through to the date of this Information Circular.

The Board of Directors ensures, through the Corporate Governance and Nominating Committee, that the directors exercise independent judgement in considering transactions and agreements in respect of which a director or executive officer has a material interest.  The Code of Ethics sets out the procedure with respect to reporting conflicts of interest.  Actual or potential conflicts of interests are reported to the Chair of the Corporate Governance and Nominating Committee.  Members of the Corporate Governance and Nominating Committee are required to be particularly vigilant in reviewing and approving conflicts of interests.

Committees of the Board of Directors

During 2013, there were four standing committees of the Board of Directors: the Audit Committee; the Corporate Governance and Nominating Committee; the Compensation Committee; and the Health, Safety, Environmental and Social Responsibility Committee, each described below.  Between meetings of the Board of Directors, certain of its powers may be exercised by these standing committees, and these committees, as well as the Board of Directors, sometimes act by unanimous written consent.  All of the directors on each committee, except the Health, Safety, Environmental and Social Responsibility Committee, are “independent” within the meaning of Section 803A of the NYSE MKT Company Guide and within the meaning of National Instrument 52-110 – Audit Committees (“NI 52-110”).    The Board assesses the effectiveness of its committees annually.

The effectiveness of the Board and its committees is considered periodically.  Each committee of the Board evaluates its own effectiveness annually.  In addition, the Corporate Governance and Nominating Committee evaluates the effectiveness of the Board as a whole, considering the size, composition, diversity, operation, practice, tenure policies and adequacy and quality of information provided by management of the Corporation for Board meetings.  At least annually, the Board evaluates the performance of each its committees.  As well as the foregoing

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periodic evaluations, in 2013, each director completed a confidential evaluation of the Board and its committees.  The results of these confidential evaluations were summarized by legal counsel and presented to the Board.

Audit Committee

The Corporation has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee is chaired by John M. Clark.  Its other members as of the date of this Information Circular are C. Thomas Ogryzlo and Tracy A. Stevenson. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act, Section 803(B)(2) of the NYSE MKT Company Guide, and is “independent” and “financially literate” within the respective meaning of such terms in NI 52-110.  In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board of Directors has identified John M. Clark as the “Audit Committee Financial Expert” and has confirmed that John M. Clark is “financially sophisticated” within the meaning of NYSE MKT Company Guide Section 803(B)(2).  No member of the Audit Committee has participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the past three years.  The Audit Committee, under the guidance of the Audit Committee Charter approved by the Board of Directors, assists the Board of Directors in fulfilling its oversight responsibilities. The directors are responsible for monitoring (i) the Corporation’s accounting and financial reporting processes; (ii) the integrity of the financial statements of the Corporation;, (iii) compliance by the Corporation with legal and regulatory requirement; (iv) the independent auditor’s qualifications, independence and performance; and (v) business practices and ethical standards of the Corporation.  A copy of the Audit Committee Charter is available on the Corporation’s website at www.vistagold.com.  The Audit Committee met four times during the fiscal year ended December 31, 2013.  Additional information about the Audit Committee is contained below under the heading “Audit Committee Report”.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is chaired by C. Thomas Ogryzlo.  Its other members as of the date of this Information Circular are Tracy A. Stevenson and John M. Clark.  The Corporate Governance and Nominating Committee’s functions are (i) identify individuals qualified to become members of the Board and to recommend to the Board candidates for election or re-election as directors; (ii) recommend to the Board director nominees for each Board committee; (iii) consider issues and report to the Board with respect to corporate governance matters; and (iv) review and assess the Corporation’s governance policies.    In addition, the Corporate Governance and Nominating Committee reviews related party transactions involving the Corporation. The Corporate Governance and Nominating Committee met twice during the fiscal year ended December 31, 2013.

The Corporate Governance and Nominating Committee believes candidates for the Board of Directors should have the ability to exercise objectivity and independence in making informed business decisions; extensive knowledge, experience and judgment; the highest integrity; loyalty to the interests of the Corporation and its shareholders; a willingness to devote the extensive time necessary to fulfill a director’s duties; the ability to contribute to the diversity of perspectives present in board deliberations; and an appreciation of the role of the Corporation in society.  The Corporate Governance and Nominating Committee considers candidates meeting these criteria who are suggested by directors, management, shareholders and search firms hired to identify and evaluate qualified candidates.  From time to time the Corporate Governance and Nominating Committee recommends qualified candidates who are considered to enhance the strength, independence and effectiveness of the Board.  Shareholders may submit recommendations in writing by letter addressed to the Chief Executive Officer of the Corporation or the Chairman of the Corporate Governance and Nominating Committee.  In addition, subject to the advance notice requirements contained in the Corporation’s Articles, shareholders may nominate directors at an annual general meeting.

The Corporate Governance and Nominating Committee and the Board do not currently have a formal policy with regard to the consideration of diversity in identifying director nominees.  The Corporate Governance and Nominating Committee oversees the evaluation of the Board composition and members.  Annually, the Corporate Governance and Nominating Committee reviews and makes recommendations regarding the size, composition, operation, practice and tenure policies of the Board, with a view to effective decision making.  The Corporate Governance and

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Nominating Committee believes it is in the best interests of the Corporation when selecting candidates to serve on the Board to consider the diversity of the Board and review candidates who possess a range of skills, expertise, personality, education, personal background and other qualities for nomination.  The Corporate Governance and Nominating Committee assesses the effectiveness of this approach as part of its annual review of its charter.

The Corporate Governance and Nominating Committee reviews the size of the Board of Directors annually.  A board must have enough directors to carry out its duties efficiently, while presenting a diversity of views and experience.  The Board of Directors believes that its present size effectively fulfils this goal.  The Corporate Governance and Nominating Committee recommended the nominees in this Information Circular for directors.

The Corporation’s Corporate Governance and Nominating Committee Charter is available on the Corporation’s website at www.vistagold.com.

Compensation Committee

The Compensation Committee is chaired by Tracy A. Stevenson.  Its other members as of the date of this Information Circular are John M. Clark and C. Thomas Ogryzlo.  The Compensation Committee’s functions are to review and recommend to the Board of Directors compensation policies and programs of the Corporation, as well as salary and benefit levels for its executives. Except for delegation by the Compensation Committee of its responsibilities to a sub-committee of the Compensation Committee, the Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation.  For further discussion of the Compensation Committee’s process for the recommendation of the Corporation’s compensation policies and programs, as well as salary and benefit levels of individual executives, including a discussion of the role of compensation consultants in advising the Compensation Committee, please see the section below under the heading “Executive Compensation – Compensation Discussion and Analysis.”

The Compensation Committee meets at regularly scheduled times between meetings of the Board of Directors, and sometimes acts by unanimous written consent.  The Compensation Committee met four times during the fiscal year ended December 31, 2013.    The duties of the Compensation Committee are described in its charter, which is available on the Corporation’s website at www.vistagold.com and is reviewed annually.

Health, Safety, Environmental and Social Responsibility Committee

The Health, Safety, Environmental and Social Responsibility Committee is chaired by W. Durand Eppler.  Its other members are Frederick Earnest and Michael Richings. The primary purpose of the Health, Safety, Environment and Social Responsibility Committee is to assist the Board in its oversight of: (i) health, safety, environmental and community risks; (ii) the Corporation’s compliance with applicable legal and regulatory requirements; (iii) the Corporation’s performance in relation to health, safety, environmental and social responsibility matters; (iv) the performance and leadership of the health, safety, environmental and social responsibility functions of the Corporation; and (v) the Corporation’s external reporting with respect to health, safety, environmental and social responsibility matters.

The Health, Safety, Environment and Social Responsibility Committee met four times during the fiscal year ended December 31, 2013.  The duties of the Health, Safety, Environment and Social Responsibility Committee are described in its charter, which is available on the Corporation’s website at www.vistagold.com and is reviewed annually.

Communications with the Board of Directors

Shareholders may send communications to the Board, the Chairman or one or more of the non-management directors by using the contact information provided on the Corporation’s website under the headings “Investors” then “Corporate Governance” then “Board of Directors”. Shareholders may also send communications by letter addressed to the Chief Executive Officer of the Corporation at 7961 Shaffer Parkway, Suite 5, Littleton, CO 80127 or by contacting the Chief Executive Officer at (720) 981‑1185.  All communications addressed to the Chief Executive Officer will be received and reviewed by that officer.  The receipt of concerns about the Corporation’s

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accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee.  The receipt of other concerns will be reported to the appropriate Committee(s) of the Board.

Board’s Role in Risk Oversight

The Board considers the understanding, identification and management of risk as essential elements for the successful management of the Corporation.  The Corporation faces a variety of risks, including credit risk, liquidity risk and operational risk.  The Board believes an effective risk management system will: (i) timely identify the material risks that the Corporation faces; (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committees of the Board; (iii) implement appropriate and responsive risk management strategies consistent with the Corporation’s risk profile; and (iv) integrate risk management into the Corporation’s decision-making.

Risk oversight begins with the Board of Directors and the Audit Committee.  The Audit Committee is chaired by John M. Clark and two other independent directors sit on the Audit Committee.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management.  The Audit Committee also has oversight responsibility with respect to the integrity of the Corporation’s financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.  The Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the committee’s own analysis and conclusions regarding the adequacy of the Corporation’s risk management processes.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding the Corporation’s effectiveness in identifying and appropriately controlling risks.

The Corporation also has a comprehensive internal risk framework, which facilitates performance of risk oversight by the Board and the Audit Committee.  Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported and quantified properly;
•	define and communicate the types and amount of risk the Corporation is willing to take;
•	communicate to the appropriate management level the type and amount of risk taken;
•	maintain a risk management organization that is independent of the risk-taking activities; and
•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Corporation’s corporate strategy and day-to-day business operations.  The Board also continually works, with the input of the Corporation’s executive officers, to assess and analyze the most likely areas of future risk for the Corporation.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Corporation’s accounting functions and internal controls.  The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in 2001, as amended in 2005, 2009 and 2013, which is reviewed annually.  Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and Section 803(B)(2) the NYSE MKT Company Guide and “independent” and “financially literate” within the meaning of such terms in NI 52-110.  In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board of Directors has identified John M. Clark as the “Audit Committee Financial Expert.”  A copy of the Audit Committee Charter is available on the Corporation’s website at www.vistagold.com.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be nominated for shareholder approval as the Corporation’s independent auditor.  The Audit Committee is

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responsible for recommending to the Board of Directors that the Corporation’s financial statements and the related management’s discussion and analysis be included in its annual report.  The Audit Committee took a number of steps in making this recommendation for fiscal year 2013.

First, the Audit Committee discussed with PricewaterhouseCoopers LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as superseded by Statement of Auditing Standards 114 – the Auditor’s Communication with Those Charged with Governance, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

Second, the Audit Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP and received from PricewaterhouseCoopers LLP the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed, with the Corporation’s management and PricewaterhouseCoopers LLP, the Corporation’s audited consolidated balance sheets at December 31, 2013, and consolidated statements of income, cash flows and shareholders’ equity for the fiscal year ended December 31, 2013.

Based on the discussions with PricewaterhouseCoopers LLP concerning the audit, the independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board of Directors that the Corporation’s financial statements and the related management’s discussion and analysis be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Submitted on behalf of the Audit Committee

John M. Clark (Chairman)
C. Thomas Ogryzlo

Tracy A. Stevenson

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Executive Officers

As of March 17, 2014, the executive officers of the Corporation, their ages and their business experience and principal occupation during the past five years were as follows:

Name, Position and Age	Held Office Since	Business Experience During Past Five Years
Frederick H. Earnest, President, Chief Executive Officer and Director, Age - 52	August 1, 2007 – January 1, 2012 (President, Chief Operating Officer and Director) January 1, 2012 (President, Chief Executive Officer and Director)

Chief Executive Officer of the Corporation since January 2012; President of the Corporation since August 2007; Director of Midas Gold Corp. since April 2011; Former Chief Operating Officer of the Corporation from August 2007 to January 2012. Mr. Earnest has over 25 years of experience in the mining industry where he has worked in the development, construction, operation and turnaround of gold, base metal, and industrial minerals operations. He has extensive international experience with more than 10 years in Latin America.  Mr. Earnest holds a B.S. in mining engineering from the Colorado School of Mines.

John F. Engele, Senior Vice President and Chief Financial Officer, Age-62	May 29, 2012

John F. (Jack) Engele was appointed Senior Vice President and Chief Financial Officer of the Company on May 29, 2012. Mr. Engele has over 25 years of experience in the gold mining industry where he has worked with senior and mid-tier gold producers. He served as Senior Vice President and Chief Financial Officer of Electrum Ltd., a privately funded global gold exploration company, from May 2007 to May 2012. He has also served in senior financial management positions with AngloGold Ashanti Limited (North America Division), Queenstake Resources and Echo Bay Mines Ltd. where he was involved in mine construction, mine start-ups and mine operations. He also has significant experience in regulatory reporting, corporate governance and strategic planning. He holds an MBA from Regis University and is a certified management accountant in Canada.

John W. Rozelle, Senior Vice President, Age-59	August 1, 2012

Senior Vice President of the Corporation since August 2012; Vice President of Technical Services of the Corporation from May 2011 to August 2012.  Manager of Mineral Resource Division of Tetra Tech from September 2007 to May 2011.  Mr. Rozelle has more than 30 years of experience as an economic geologist in the mining industry with both operating and consulting companies.  Mr. Rozelle has experience with a large number of gold deposits worldwide, having been involved with the estimation and quantification of mineral resources, as well as management of economic studies as a project manager.  Mr. Rozelle has a B.A. in geology from SUNY Platsburg and a M.Sc. in geochemistry from the Colorado School of Mines. Mr. Rozelle is a “Qualified Person” under Canadian National Instrument 43-101 guidelines.

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To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Executive Compensation

Compensation Discussion and Analysis

Compensation Program Objectives

The Corporation’s compensation programs and policies are designed to be competitive with similar mining companies and to recognize and reward executive performance consistent with the success of the Corporation’s business.  The programs and policies are intended to provide management with the means to attract and retain capable and experienced people.  The Compensation Committee’s role and philosophy is to ensure that the Corporation’s compensation practices, as applied to the actual compensation paid to the Corporation’s executive officers, are aligned with the Corporation’s overall business objectives and with shareholder interests.

The Compensation Committee considers a variety of factors when determining compensation policies and programs and individual compensation levels. These factors include the long-range interests of the Corporation and its shareholders, overall technical, professional and experience needs of the Corporation, the competitive requirements to attract and retain key employees, and the Compensation Committee’s assessment of the position requirements for each executive’s role in the Corporation. The Compensation Committee does not weigh any of these factors more heavily than others and does not use any formula to assess these factors, but rather considers each factor in its judgment and discretion.

During the six-month period ended June 30, 2013, the gold price had declined 30%, and because of the leverage of gold equities relative to gold price, the value of gold equities declined significantly more than that.  The GDX, an ETF of publicly traded gold mining companies, declined 47%, and the Corporation’s share price declined 64% during this period.  The weakness in the gold equity market significantly limits our ability to finance through equity offerings.  As a result, management and the Board took immediate action to reduce costs and conserve cash.

Consistent with the principle of aligning Corporate compensation with Corporate objectives and with shareholders’ interests, all members of senior management, in consultation with the Compensation Committee, accepted a voluntarily 20% reduction to base compensation together with voluntary elimination of discretionary incentive payments under the Corporation’s Short Term Incentive Plan (“STIP”).  These changes to management compensation took effect August 1, 2013 and are expected to remain in effect until such time as market conditions show substantial improvement.  The Board of Directors will determine when it is appropriate to restore base compensation levels and annual discretionary incentive awards.

Role of Executive Officers in Determining Compensation

The Compensation Committee reviews and recommends to the Board of Directors the compensation policies and programs of the Corporation, as well as salary and benefit levels for individual executives. The President and Chief Executive Officer of the Corporation may not be present during meetings of the Compensation Committee when his compensation is being discussed.  The executive officers prepare and present to the Compensation Committee, such surveys, analyses, reports and recommendations, as the Committee may request, including industry surveys, as discussed above.  The Board of Directors makes the final determination regarding the Corporation’s compensation programs and practices.

Elements of the Corporation’s Compensation Program for Fiscal Year 2013

The total compensation plan for executive officers is comprised of the following components: base salary, discretionary cash awards under the STIP, and stock awards under the Stock Option Plan and/or the Long Term Incentive Plan.

There is no set policy or target regarding allocation between cash and non-cash elements of the Corporation’s compensation program. The Compensation Committee reviews annually the total compensation package of each of

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the Corporation’s executives on an individual basis, against the backdrop of the compensation goals and objectives and the industry compensation data described above, and makes recommendations to the Board of Directors concerning each of the individual components of compensation.

Base Salary

As a general rule for establishing base salaries, the Compensation Committee reviews competitive market data for each executive position and determines placement of the employee at an appropriate level in a range.  Compensation levels are typically negotiated with the candidate for the position prior to his or her final selection as an executive officer.  Salaries for the Corporation’s executive officers are reviewed at least annually to reflect external factors such as market and inflation as well as overall corporate performance and the results of internal performance reviews.

Short Term Incentive Plan

The Corporation’s STIP generally allows executive officers and management personnel to earn discretionary incentive payments based on a percentage of his or her base salary. All executive officers and management personnel participate in the STIP. Mr. Earnest, the President and Chief Executive Officer of the Corporation is entitled to earn a discretionary incentive payment in an amount determined annually by the Board of Directors. However, the performance of the President and CEO is generally evaluated using the same performance objectives as are applied to other executive officers and management personnel.

In considering executive incentive compensation, the Compensation Committee makes the determination on the basis on two primary factors:  (1) achievement of overall corporate goals, which are established at the start of each year and (2) individual performance.

In 2013, the overall corporate goals were:

1.Undertake plans and utilize all resources of the Corporation to achieve improved valuations relative to peers.

2.Conduct business in an ethical and environmentally sound manner consistent with established corporate policies. Ensure operations are conducted to protect employee safety and health.

3.Advance the development of the Mt. Todd gold project, including the completion of a positive bankable feasibility study, an authorized exploration program, a new resource estimate demonstrating conversion of inferred resources to “measured” and “indicated”,  an improved definitive feasibility study of a larger project and obtain the major permits in order to finalize a strategy for maximum value realization.

4.Comply with all securities regulations and provide accurate disclosures of the Corporation’s activities.

5.Ensure the Corporation is at all times adequately financed.

6.Maintain and improve the quality of existing assets.  Continuously evaluate and, as appropriate, present strategies to maximize value and ultimately to generate sustainable income for the Corporation.

7.Position Guadalupe de los Reyes gold/silver project for increased market recognition through the completion of an authorized exploration program and the completion of a positive preliminary economic assessment for the project. Based on the results, develop further plans and strategies to generate increased value from Guadalupe de los Reyes.

8.Seek and evaluate opportunities for corporate growth and increased shareholder value.

9.Maintain controllable expenses in line with approved budget.

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In 2013, the Compensation Committee established the following performance objectives for executive officers and determined the relative importance to be given in consideration of the incentive bonus to be paid:

	Performance Objectives and Relative Importance					Target Bonus as a	Maximum Bonus as a	Bonus paid in 2013 as a
	Corp. Performance	Financial	Project Advance	Compliance	Leadership Succession	percentage of salary	percentage of salary	percentage of salary
Frederick H. Earnest, President and Chief Financial Officer	High	High	High	High	High	50%	100%	-%
John F. Engele, Senior Vice President and Chief Financial Officer	High	High	Medium	High	Medium	50%	75%	-%
John W. Rozelle, Senior Vice President	High	Medium	High	High	Medium	50%	75%	-%

Although the 2013 corporate goal were substantially achieved, all members of senior management, in consultation with the Compensation Committee, voluntarily elected to eliminate the annual cash bonus for 2013.

Stock Incentive Awards

The Corporation provides stock based incentives to employees and directors under two separate plans (collectively, the “Stock Plans”), which are designed to align compensation with the enhancement of shareholder value.

The Corporation has a stock option plan (the “Stock Option Plan”) which provides for grants to directors, officers, employees and consultants of the Corporation or its subsidiaries, of options to purchase Common Shares of the Corporation.

The Corporation also has a long term incentive plan (“LTIP”), which is intended to complement the Stock Option Plan. The LTIP provides for grants to directors, officers, employees and consultants of the Corporation or its subsidiaries, of restricted stock (“Restricted Stock”) or restricted share units (“RSUs”) of Common Shares of the Corporation.

The maximum number of Common Shares which may be reserved, set aside and made available for issue under, and in accordance with, the Stock Plans (together with any other security based compensation arrangements of the Corporation) is a variable number equal to 10% of the issued and outstanding Common Shares issued and outstanding as of the date of the grant on a non-diluted basis.  As of March 17, 2014 an aggregate of 5,476,964 Common Shares (or 6.7% of the total number of issued and outstanding Common Shares) are issuable under the Stock Plans and 2,750,558 Common Shares (or 3.3% of the total number of issued and outstanding Common Shares) in aggregate remain available for future grants under the Stock Plans.  As of March 17, 2014, the total number of shares issuable under the Stock Plans comprised (i) 2,882,500 Common Shares (or 3.5% of the total number of issued and outstanding Common Shares) issuable upon the exercise of vested options granted under the Stock Option Plan and (ii) 2,594,464 Common Shares (or 3.2% of the total number of issued and outstanding Common Shares) issuable upon the vesting of RSUs granted under the LTIP.

Further details of the objectives and operations of each of  the Stock Plans is  discussed in the sections below.

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Stock Option Plan

The Stock Option Plan is intended to emphasize management’s commitment to and alignment of compensation with the enhancement of shareholders’ equity through, for example, improvements in operating results, resource base and  an increase in the share price.

The Stock Option Plan provides for grants to directors, officers, employees and consultants of the Corporation or its subsidiaries, of options to purchase Common Shares. Subject to applicable stock exchange requirements, the maximum number of Common Shares which may be reserved, set aside and made available for issue under, and in accordance with, the Stock Option Plan (together with any other security based compensation arrangements of the Corporation) is a variable number equal to 10% of the issued and outstanding Common Shares issued and outstanding as of the date of the grant on a non-diluted basis.

The maximum number of Common Shares that may be reserved for issuance to any individual under the Stock Option Plan is that number of Common Shares that is equivalent to 5% of the Common Shares issued and outstanding from time to time.  The total number of Common Shares issuable to insiders of the Corporation at any time and issued to insiders of the Corporation within any one-year period pursuant to options under the Option Plan, together with any other security based compensation arrangements of the Corporation, shall not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis.  Under the Stock Option Plan, options may be exercised by the payment in cash of the option exercise price to the Corporation. All options are subject to the terms and conditions of an option agreement entered into by the Corporation and each participant at the time an option is granted.

The Stock Option Plan is administered by the Board of Directors which has full and final discretion to determine (i) the total number of optioned shares to be made available under the Stock Option Plan, (ii) the directors, officers, employees and consultants of the Corporation or its subsidiaries who are eligible to receive stock options under the Stock Option Plan (“Optionees”), (iii) the time when and the price at which stock options will be granted, (iv) the time when and the price at which stock options may be exercised, and (v) the conditions and restrictions on the exercise of options. Pursuant to the terms of the Stock Option Plan, the exercise price must not be less than the closing price of the Common Shares on either the NYSE MKT or the TSX, at the Board of Directors’ discretion, on the last trading day preceding the date of grant. Options become exercisable only after they vest in accordance with the respective stock option agreement and must expire no later than ten years from the date of grant provided that, if the expiry date of an option occurs during a blackout period, such expiry date shall be deemed to be extended to the date that is the 10th business day after the last day of the applicable blackout period. Options granted under the Stock Option Plan are non-transferable and non-assignable other than on the death of a participant. An Optionee has no rights whatsoever as a shareholder in respect of unexercised options.

Pursuant to the terms of the Stock Option Plan, if any Optionee ceases to be a director, officer or employee of the Corporation or its subsidiaries, as a result of termination for “cause” (as defined in the Stock Option Plan), all unexercised options will immediately terminate. If an Optionee ceases to be a director, officer or employee of the Corporation, or its subsidiaries, or ceases to be a consultant to the Corporation, for any reason other than termination for cause, his or her options may be exercised up to, but not after, the earlier of 30 days from the date of ceasing to be a director, officer, employee or consultant, or the expiry date of the option. In the event of death of an Optionee, the legal representatives of such Optionee have the right to exercise the options at any time up to, but not after, the earlier of 90 days from the date of death or the expiry date of such option.

The Board may amend the Stock Option Plan at any time; provided, however that no such amendment may, without the consent of an optionee, adversely alter or impair any option previously granted to such optionee. Any amendment to be made to the Stock Option Plan or an option is subject to the prior approval of the TSX and the NYSE MKT and shareholders of the Corporation, if required by the rules of the TSX and the NYSE MKT. The Board has the power and authority to approve amendments relating to the Stock Option Plan or a specific option without further approval of the shareholders of the Corporation, to the extent that such amendments relate to, among other things: (a) altering, extending or accelerating the terms of vesting applicable to any option or group of options; (b) altering the terms and conditions of vesting applicable to any option or group of options; (c) changing the termination provisions of an option, provided that the change does not entail an extension beyond the original expiry date of such option; (d) accelerating the expiry date of options; (e) the application of sections 6.8 and 6.9 of the Stock Option Plan; (f) effecting amendments respecting the administration of the Stock Option Plan; (g) amending

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the definitions contained within the Stock Option Plan; (h) effecting amendments of a “housekeeping” or administrative nature; (i) effecting amendments necessary to comply with the provisions of applicable laws (including the rules, regulations and policies of the TSX and the NYSE MKT), or necessary or desirable for any advantages or other purposes of any tax law; (j) amending or modifying the mechanics of exercise of the options; and (k) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including the rules, regulations, and policies of the TSX and the NYSE MKT). No amendment of the Stock Option Plan may contravene the requirements of the TSX and the NYSE MKT or any securities commission.  Certain amendments to the Stock Option Plan may not be made without shareholder approval and in some cases without disinterested shareholder approval.

Long Term Equity Incentive Plan

The purpose of the LTIP is to assist the Corporation in attracting, retaining and motivating key employees, directors, officers and consultants of the Corporation and its subsidiaries, and to more closely align the personal interests of such persons with shareholders, thereby advancing the interests of the Corporation and its shareholders and increasing the long-term value of the Corporation.

The LTIP is intended to complement (not replace) the Stock Option Plan.

The LTIP provides for grants of awards to directors, officers, employees and consultants of the Corporation or its affiliates.  “Participant” when used in this Information Circular means employee and consultant participants, but not director participants.

The maximum number of Common Shares available for issuance under the LTIP, together with all other security based compensation arrangements of the Corporation, which includes the Stock Option Plan is 10% of the issued and outstanding Common Shares on a non-diluted basis.  The total number of Common Shares issuable to insiders of the Corporation at any time and issued to insiders of the Corporation within any one-year period under the LTIP, together with any other security based compensation arrangements of the Corporation, shall not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis. The total number of Common Shares issuable to director participants under the LTIP shall not exceed the lesser of: (i) 1% of the issued and outstanding Common Shares; and (ii) an annual Award value of $100,000 per director participant.

The LTIP is administered by the Compensation Committee (as delegated by the Board of Directors).  The Compensation Committee determines the persons to whom awards are to be made; determines the type, size, terms and conditions of awards; determines the prices to be paid for awards; interprets the LTIP; adopts, amends and rescinds administrative guidelines and other rules and regulations relating to the LTIP; and makes all other determinations and takes all other actions it believes are necessary or advisable for the implementation and administration of the LTIP.

Restricted Share Units:

The LTIP provides that the Compensation Committee may, from time to time and in its sole discretion, grant awards of restricted share units (“RSUs”) to any Participant or director participant. RSUs are not Common Shares, but rather represent a right to receive from the Corporation at a future date newly-issued Common Shares. All grants of RSUs are subject to the terms and conditions of an award agreement entered into between the Corporation and the Participant or the director participant (as the case may be) at the time the RSU is granted.

The Compensation Committee has the authority to make the receipt of Common Shares under the RSUs conditional upon the expiry of a time-based vesting period, the attainment of specified performance goals or such other factors as the Compensation Committee determines in its discretion.  The duration of the vesting period and other vesting terms applicable to a grant of RSUs shall be determined at the time of the grant by the Compensation Committee provided that such vesting period shall be a minimum of one year in duration.  Notwithstanding certain provisions that allow the Compensation Committee to accelerate vesting of an Award under the LTIP, the Compensation Committee does not intend to use this discretion in the ordinary course to accelerate the vesting of an Award (defined below) under the LTIP to a period of less than one year in duration.

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Upon expiry of the applicable vesting period or at such later date as may be otherwise specified in the award agreement, the RSUs are redeemed and a share certificate representing the Common Shares issuable pursuant to the RSUs will be registered in the name of the Participant or director participant, or as the Participant or director participant may direct, subject to applicable securities laws.

RSUs are settled in Common Shares, unless the Corporation offers the Participant or director participant the right to receive cash in lieu of Common Shares based on the Fair Market Value (as defined in the LTIP) that such Common Shares would have at the time of settlement and the Participant or director participant, in its discretion, so elects.

Restricted Stock:

The Compensation Committee may, from time to time, grant Participants or director participants, subject to the terms and conditions of the LTIP and any additional terms and conditions determined by the Compensation Committee, Common Shares subject to certain restrictions imposed by the Compensation Committee (“Restricted Stock” together with RSUs, “Awards”).  All grants of Restricted Stock are subject to the terms and conditions of an award agreement entered into between the Corporation and the Participant or the director participant (as the case may be) at the time the RSU is granted.

The Compensation Committee has the authority to make the lapse of restrictions applicable to Restricted Stock conditional upon the expiry of a time-based vesting period, the attainment of specified performance goals or such other factors as the Compensation Committee may determine in its discretion. The duration of the vesting period and other vesting terms applicable to a grant of Restricted Stock shall be determined at the time of the grant by the Compensation Committee provided that such vesting period shall be a minimum of one year in duration. Notwithstanding certain provisions that allow the Compensation Committee to accelerate vesting of an Award under the LTIP, the Compensation Committee does not intend to use this discretion in the ordinary course to accelerate the vesting of an Award under the LTIP to a period of less than one year in duration.

Common Shares of Restricted Stock are subject to such restrictions as the Compensation Committee may impose (including, without limitation, forfeiture conditions, transfer restrictions or a restriction on, or prohibition against, the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee deems appropriate.

The Corporation shall issue and hold share certificates registered in the name of each Participant or director participant granted Restricted Stock under the LTIP. The share certificates shall bear a legend referring to the award agreement and the possible forfeiture of such shares of Restricted Stock.

Except as otherwise determined by the Compensation Committee, upon a Termination Date (as defined in the LTIP) during the applicable vesting period, all applicable Awards at such time not yet vested shall be forfeited by the Corporation and thereafter will be available for grant under the LTIP.  Except as otherwise determined by the Compensation Committee, upon a Termination Date that occurred as a result of the death, disability or retirement of the Participant or director participant, all vested Awards will enure to the benefit of the Participant’s or the director participant’s heirs, executors and administrators.  Except as otherwise determined by the Compensation Committee, if a Participant’s employment, term of office or engagement is terminated for cause or in the case of a consultant participant, for breach of contract, any Awards held by the Participant (whether vested or not) are forfeited to the Corporation.  Except as otherwise determined by the Compensation Committee, where a director participant’s term of office is terminated for breach of the director participant’s fiduciary duty, then any Awards held by the director participant (whether vested or not) are forfeited to the Corporation.  The LTIP provides for a number of instances that permit the Compensation Committee accelerate the vesting of any outstanding Awards.

Unless otherwise determined by the Compensation Committee or the Board of Directors at or after the date of grant, if a Participant or director participant ceases to be a director, officer or consultant of the Corporation or its subsidiaries within 12 months following a Change in Control (as defined in the LTIP) for any reason other than for cause, voluntary resignation (other than for good reason (as defined by the LTIP)), retirement, death or disability, each Award held by that Participant or director participant that is not fully vested on the date at which such person

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ceases to be a director, officer or consultant shall become free of all restrictions, conditions and limitations, and become fully vested.

The Board shall have the discretion to authorize such steps to be taken as it may consider to be equitable and appropriate in the event of any Share Reorganization, Corporate Reorganization or Special Distribution (each of such terms as defined in the LTIP), including the acceleration of vesting in order to preserve proportionately the rights, value and obligations of the Participants or director participants holding Awards in such circumstances.

Subject to the rules, regulations and policies of the TSX, the NYSE MKT and applicable law, the Compensation Committee may, without notice or shareholder approval, at any time or from time to time, make certain amendments to the LTIP or a specific Award for the purposes of: (i) altering, extending or accelerating the terms of vesting applicable to any Award or group of Awards; (ii) making any amendments to the general vesting provisions of an Award; (iii) changing the termination provisions of an Award, provided the change does not entail an extension beyond the original expiry date of such Award; (iv) accelerating the expiry date of an Award; (v) making any amendments to the provisions of the LTIP that relate to termination of employment in Section 5 of the LTIP; (vi) making any amendments to provide covenants of the Corporation in order to protect Participants; (vii) making any amendments not inconsistent with the LTIP as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board, having in mind the best interests of the Participants and director participants, it may be expedient to make, including amendments that are desirable as a result of changes in law; (viii) making any amendments for the purposes of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error in the LTIP; (ix) making any amendments to any definitions in the LTIP; (x) effecting amendments respecting administration of the LTIP; and (xi) making amendments of a “housekeeping” or administrative nature.  Certain amendments under the LTIP may not be made without shareholder approval and in some cases, without disinterested shareholder approval.

No assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee. Immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect, provided that any Awards held by a Participant or director participant that have vested at the Termination Date will enure to the benefit of the Participant or director participant’s heirs, executors and administrators.

Perquisites and Other Personal Benefits

The Corporation’s named executive officers are not generally entitled to significant perquisites or other personal benefits not offered to the Corporation’s employees.  The Corporation does sponsor a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which is described further below under the heading “Pension and Retirement Savings Plans”.

Compensation for the Corporation’s Named Executive Officers in 2013

The Corporation’s named executive officers for the fiscal year ended December 31, 2013 were Frederick H. Earnest, who served as the Corporation’s President and Chief Executive Officer during the year ended 2013,  John F. Engele, who has served as the Corporation’s Chief Financial Officer during the year ended December 31, 2013 and John W. Rozelle, who has served as the Corporation’s Senior Vice President during the year ended December 31, 2013.  The Corporation’s employment agreements with our named executive officers are described below under the heading “Executive Employment Agreements”.  The compensation paid to the Corporation’s named executive officers is described below under the heading “Summary Compensation Table”.

Effects of Regulatory Requirements on Executive Compensation

Section 409A of the Code generally affects the granting of most forms of deferred compensation which were not earned and vested prior to 2005. The Corporation’s compensation program is designed to comply with the final regulations of the U.S. Internal Revenue Service and other guidance with respect to Section 409A of the Code, and we anticipate that the Compensation Committee will continue to design and administer the Corporation’s compensation programs accordingly.

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Various rules under current generally accepted accounting practices impact the manner in which the Corporation accounts for grants of stock options to employees, including executive officers, on its financial statements. While the Compensation Committee reviews the effect of these rules (including FAS 123(R)) when determining the form and timing of grants of stock options to the Corporation’s employees, including executive officers, this analysis is not necessarily the determinative factor in any such decision regarding the form and timing of these grants.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an executive officer or employee of the Corporation or any of its subsidiaries or affiliates. No executive officer of the Corporation is or has been a director or a member of the Compensation Committee of another entity having an executive officer who is or has been a director or a member of the Compensation Committee of the Corporation.

Compensation Committee Report on Executive Compensation

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Corporation that this Compensation Discussion and Analysis be included in this Information Circular.

Submitted on behalf of the Compensation Committee

Tracy A. Stevenson (Chairman)
John M. Clark
C. Thomas Ogryzlo

The above filed report of the Compensation Committee will not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference in any of the Corporation’s filings under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934, each as amended, except to the extent that we specifically so incorporate the same by reference.

Summary Compensation Table

The table below sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by (i) those individuals who, during the fiscal year ended December 31, 2013, served as the Corporation’s President and Chief Executive Officer, (ii) Senior Vice President and Chief Financial Officer and (iii) the Corporation’s one other most highly compensated executive officer during the fiscal year ended December 31, 2013.  These officers are referred to in this Information Circular as the Corporation’s “named executive officers”.

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Name and Principal Position	Year	Salary(8)	Bonus(8)	Stock Awards(1)	Option Awards (1)(2)	All Other Compensation (3)(4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)
Frederick H. Earnest,	2013	$297,917	$–	$324,800	$43,096	$10,270	$676,083
President and Chief Executive Officer(5)	2012	325,000	200,000	650,000	nil	18,552	1,193,552
	2011	278,885	300,000	1,152,000	181,240	17,257	1,929,382

John F. Engele,	2013	256,667	–	175,200	32,322	10,267	474,456
Senior Vice President and Chief Financial Officer (6)	2012	166,563	140,000	350,000	327,911	2,800	987,274
	2011	N/A	N/A	N/A	N/A	N/A	N/A

John W. Rozelle,	2013	206,250	–	112,800	32,322	7,660	359,032
Senior Vice President (7)	2012	195,833	90,000	225,000	nil	10,149	520,982
	2011	N/A	N/A	N/A	N/A	N/A	N/A

______________________________

(1)All securities under option are for Common Shares. No stock appreciation rights are outstanding. For assumptions regarding the valuation of Stock Awards and Option Awards, see note 10 to the Corporation’s audited annual financial statements for the year ended December 31, 2013 as filed with the Corporation’s Form 10-K on March 17,  2014.

(2)The amounts in this column represent the dollar amounts for the aggregate grant-date fair value computed in accordance with FASB ASC Topic 718, of options granted pursuant to the Stock Option Plan.

(3)Perquisites and other personal benefits for the most recently completed financial year do not exceed $10,000 for any of the named executive officers unless otherwise noted.

(4)Represents the Corporation’s contribution under the Corporation’s Retirement Savings Plan, except where otherwise indicated. The executive officers of the Corporation participate in this plan on the same basis as all other employees of the Corporation. See “Pension and Retirement Savings Plans”.

(5)During the fiscal year ended December 31, 2011, Frederick H. Earnest served as the President and Chief Operating Officer of the Corporation.  Effective January 1, 2012, Mr. Earnest was appointed as Chief Executive Officer and he now serves as President and Chief Executive Officer of the Corporation.

(6)John F. Engele was appointed Senior Vice President and Chief Financial Officer effective May 29,  2012.

(7)      John W. Rozelle was appointed Senior Vice President effective August 1, 2012.  Mr. Rozelle served as Vice President Technical Services from May 16, 2011 through August 1, 2012. Amounts are presented for the full year 2012

(8)         Consistent with the principle of aligning Corporate compensation with Corporate objectives and with shareholders’ interests, all members of senior management, in consultation with the Compensation Committee, accepted a voluntarily 20% reduction to base compensation together with voluntary elimination of discretionary incentive payments under the STIP.  These changes to management compensation took effect August 1, 2013 and are expected to remain in effect until the gold equity markets and/or the Company’s cash position improves. This determination will be made by the Compensation Committee.

Executive Employment Agreements

Employment Agreement with Frederick H. Earnest.  Frederick H. Earnest has been engaged under an employment contract effective September 23, 2006, pursuant to which he was initially engaged to serve as Senior Vice President of Project Development of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary.  From August 1, 2007 to January 1, 2012, Mr. Earnest served as President and Chief Operating Officer of the Corporation and of Vista Gold (US), Inc. Since January 1, 2012, Mr. Earnest has served as President and Chief Executive Officer of the Corporation.  Effective March 17, 2009, Mr. Earnest’s employment agreement was amended and restated, and it was further amended effective January 1, 2012, November 1, 2012 and March 12, 2014.

Pursuant to the terms of his amended employment contract, Mr. Earnest is to receive an annual base salary of $325,000 and annual discretionary incentive payments.  The grant of any such incentive payment shall be in the sole discretion of the Board of Directors and shall be earned only after the grant thereof by the Board of Directors.  Mr. Earnest’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the

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time the Board of Directors considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Earnest is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. Effective August 1, 2013, Mr. Earnest voluntarily participated in a 20% reduction to his salary and elimination of discretionary incentive payments under the STIP, which changes are expected to remain in effect until such time as market conditions show substantial improvement.

In addition, in 2011, the Corporation granted to Mr. Earnest a 5-year option to purchase 120,000 Common Shares in accordance with the Stock Option Plan and 300,000 RSUs to receive 300,000 Common Shares under the LTIP.  In 2012, the Corporation granted Mr. Earnest 201,238 RSUs to receive 201,238 Common Shares under the LTIP.  In 2013, the Corporation granted Mr. Earnest a 5-year option to purchase 200,000 Common Shares in accordance with the Stock Option Plan and 406,000 RSUs to receive 406,000 Common Shares under the LTIP.  See “– Outstanding Equity Awards and Options Exercised as at December 31, 2013 Table” below for a description of vesting and other terms applicable to Mr. Earnest’s options.

Employment Agreement with John F. Engele.  John F. Engele has been engaged under an employment contract effective May 29, 2012, pursuant to which he was initially engaged to serve as Senior Vice President  and Chief Financial Officer of the Corporation and Vista Gold U.S., Inc., its wholly-owned subsidiary.  Mr. Engele’s employment agreement was amended effective November 1, 2012 and March 12, 2014.

Pursuant to the terms of his amended employment contract, Mr. Engele is to receive an annual base salary of $280,000 and annual discretionary incentive payments.  The grant of any such incentive payment shall be in the sole discretion of the Board of Directors and shall be earned only after the grant thereof by the Board of Directors.  Mr. Engele’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Engele is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. Effective August 1, 2013, Mr. Engele voluntarily participated in a 20% reduction to his salary and elimination of discretionary incentive payments under the STIP, which changes are expected to remain in effect until such time as market conditions show substantial improvement.

In addition, in 2012, the Corporation granted Mr. Engele a 5-year option to purchase 200,000 Common Shares in accordance with the Stock Option Plan and 108,359 RSUs to receive 108,359 Common Shares under the LTIP.  In 2013, the Corporation granted Mr. Engele a 5-year option to purchase 150,000 Common Shares in accordance with the Stock Option Plan and 219,000 RSUs to receive 219,000 Common Shares under the LTIP.  See “Outstanding Equity Awards and Options Exercised as at December 31, 2013 Table” below for a description of vesting and other terms applicable to Mr. Engele’s options.

Employment Agreement with John W. Rozelle.  John W. Rozelle has been engaged under an employment contract effective May 16, 2011, pursuant to which he was initially engaged to serve as Vice President Technical Services of the Corporation and Vista Gold U.S., Inc., a wholly-owned subsidiary of the Corporation.  Since August 1, 2012, Mr. Rozelle has served as Senior Vice President of the Corporation.  Effective November  1,  2012, Mr. Rozelle’s employment agreement was amended.

Pursuant to the terms of his amended employment contract, Mr. Rozelle is to receive an annual base salary of $225,000 and annual discretionary incentive payments.  The grant of any such incentive payment shall be in the sole discretion of the Board of Directors and shall be earned only after the grant thereof by the Board of Directors.  Mr. Rozelle’s eligibility to receive such incentive payment is conditioned upon his continued employment, both at the time the Board of Directors considers the grant of incentive payments and at the time such incentive payments are actually granted and paid. Mr. Rozelle is also eligible to receive other benefits made available to the Corporation’s senior executive officers, including participation in any benefit plans and policies. Effective August 1, 2013, Mr. Rozelle voluntarily participated in a 20% reduction to his salary and elimination of discretionary incentive payments under the STIP, which changes are expected to remain in effect until such time as market conditions show substantial improvement.

In addition, in 2012, the Corporation granted Mr. Rozelle 69,659 RSUs to receive 69,659 Common Shares under the LTIP.  In 2013, the Corporation granted Mr. Rozelle a 5-year option to purchase 150,000 Common Shares in

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accordance with the Stock Option Plan and 141,000 RSUs to receive 141,000 Common Shares under the LTIP. See  “Outstanding Equity Awards and Options Exercised as at December 31, 2013 Table” below for a description of vesting and other terms applicable to Mr. Rozelle’s options.

Grants of Plan Based Awards as at December 31, 2013 Table

A summary of plan-based awards granted during the year ended December 31, 2013 to named executive officers is set out in the table below.  All grants are of options under the Stock Option Plan and RSUs under the LTIP.

Name	Grant Date	All Other Options/Stock Awards: Number of Securities Underlying Options/RSUs	Exercise or Base Price of Option Awards(1) ($/sh)	Grant Date Fair Value of Stock and Option Awards
(a)	(b)	(i)	(k)	(l)
Frederick H. Earnest,	8/9/2013	406,000	0.80	0.80
President and Chief Executive Officer	12/30/2013	200,000	0.36	0.36

John F. Engele,	8/9/2013	219,000	0.80	0.80
Senior Vice President and Chief Financial Officer	12/30/2013	150,000	0.36	0.36

John W. Rozelle,	8/9/2013	141,000	0.80	0.80
Senior Vice President	12/30/2013	150,000	0.36	0.36

________________________________

(1) The base price for Common Shares underlying grants of RSUs awarded under the LTIP is the closing market price of the Common Shares on the NYSE MKT on the day prior to the date of the grant.  Pursuant to the terms of the Stock Option Plan, the exercise price for Common Shares underlying grants awarded under the Stock Option Plan is not less than the closing market price of the Corporation’s Common Shares on either the TSX or the NYSE MKT as of the day prior to the date of the grant.

The reported high and low trading prices of the Corporation’s Common Shares on the TSX and the NYSE MKT for the 30 days prior to the date of the grants of the options and RSUs referred to above are set out in the table below.

	Toronto Stock Exchange		NYSE MKT
	High	Low	High	Low
07/09/13 – 08/08/13 (RSUs)	C$0.95	C$0.74	$0.94	$0.70
11/30/13 – 12/29/13 (Options)	C$0.42	C$0.36	$0.40	$0.33

Outstanding Equity Awards and Options Exercised as at December 31, 2013 Table

A summary of the number and the value of the outstanding equity awards at December 31, 2013 held by the named executive officers is set out in the table below.

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	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)
Frederick H. Earnest,	150,000	nil	1.77	8/13/2014	300,000	$114,030
President and Chief Executive Officer	120,000	nil	2.88	6/13/2016	201,238	$76,490
	50,000	nil	0.36	12/30/2018	406,000	$154,320

John F. Engele,	200,000	nil	3.14	8/13/2017	108,359	$41,187
Senior Vice President and Chief Financial Officer	37,500	nil	0.36	12/30/2018	219,000	$83,242

John W. Rozelle,	100,000	nil	2.82	6/11/2016	87,500	$33,258
Senior Vice President	37,500	nil	0.36	12/30/2018	69,659	$26,477
					141,000	53,594

No stock options were exercised in 2013 by a named executive officer.   12,500 RSUs held by Mr. Rozelle vested in 2013.

Pension and Retirement Savings Plans

The Corporation sponsors a qualified tax-deferred savings plan in accordance with the provisions of Section 401(k) of the Code, which is available to permanent US-based employees.  Under the terms of this plan, the Corporation makes contributions of up to 4% of eligible employees’ salaries.  The Corporation has no plans to provide pension or other retirement benefits.

Nonqualified Deferred Compensation

The Corporation has no plans that provide for deferred compensation to its executive officers.

Termination of Employment, Change in Responsibilities and Employment Contracts

Payments Upon Termination or Change in Responsibilities

The employment agreements with Frederick H. Earnest, John F. Engele, and John W. Rozelle contain provisions which entitle each of them to payments following termination or alteration of their respective employment with the Corporation in the event of a material adverse change, or termination of employment following a change of control or termination of employment by the Corporation without just cause. Each individual, depending on the nature of the termination, will be entitled to continuation of salary, accrued vacation pay, and employer-paid fringe benefits, for a stated period of time.   Alternatively, each individual may elect to receive a lump sum payment of these amounts. In the event of termination following a change in control, each individual would also receive payment of amounts due under the STIP program. The total continuation period and lump sum benefit payment amounts between which the executives can choose are set out below.

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Material adverse change:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$794,917
Mr. Engele	18 months	$495,893
Mr. Rozelle	18 months	$388,415

Change of control:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$1,058,167
Mr. Engele	18 months	$635,893
Mr. Rozelle	18 months	$388,415

Without just cause:
Name	Period	Total benefit amount
Mr. Earnest	24 months	$794,917
Mr. Engele	12 months	$333,941
Mr. Rozelle	12 months	$264,755

 “Material adverse change” means (i) the assignment of any duties that are substantially inconsistent with or materially diminish his respective position, or (ii) a material reduction in base salary or other compensation, or (iii) the relocation of the primary work location to any location more than 50 miles away from the primary work location as of the date of his applicable agreement.

 “Change of control” means (i) any consolidation, merger, reorganization or other transaction of the Corporation that results in the shareholders owning less than the majority of the aggregate voting power, (ii) sale or disposition of all or substantially all of the Corporation’s assets or (iii) any transaction which results in the current Board ceasing to constitute the majority of the Board.

“Just cause” includes any of his (i) failure to perform assigned responsibilities that continues unremedied after written notice from the Corporation, (ii) death or permanent disability, (iii) breach of any fiduciary duty owed to the Corporation, or (iv) conviction in a criminal proceeding.

For a description of the treatment of outstanding options held by named executive officers upon termination, see “Executive Compensation –   Compensation Discussion and Analysis – Elements of the Corporation’s Compensation Program for Fiscal Year 2012 – Stock Incentive Awards – Stock Options” above.

Other than as described above, the Corporation has no plan or arrangement in respect of compensation received or that may be received by named executive officers to compensate such officers in the event of the termination of their employment, resignation or retirement, following a change of control of the Corporation, or in the event of a change in responsibilities following any such change of control.

Compensation of Directors

The following table sets forth a summary of the compensation earned by the directors of the Corporation during fiscal year ended December 31, 2013.

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Name	Fees earned ($)	Stock awards ($)	Option Awards ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Michael B. Richings	64,600	50,400	10,774	125,774
John M. Clark	43,975	50,400	8,619	102,994
W. Durand Eppler	37,100	50,400	8,619	96,119
C. Thomas Ogryzlo	37,100	50,400	8,619	96,119
Tracy A. Stevenson	37,100	50,400	8,619	96,119

________________________________

(1)Effective August 1, 2013, all Directors accepted a voluntary 20% reduction of their cash compensation.  This reduction is expected to remain in effect until the gold equity markets and/or the Company’s cash position improves.

(2)      The amounts in this column represent the dollar amounts for the aggregate grant-date fair value computed in accordance with FASB ASC Topic 718, of options granted pursuant to the Corporation’s Stock Option Plan. For assumptions regarding the valuation of options, see footnote 10 to the Corporation’s audited annual financial statements for the year ended December 31, 2013 as filed with the Corporation’s Form 10-K on March 17,  2014.

(3)    The Corporation paid consulting fees to Sierra, a limited liability company in which Mr. Eppler is a managing member and one third owner.  Sierra provided investor relations and corporate finance consulting services to the Corporation.  For a description of the consulting fees paid in 2010, 2011, 2012 and 2013 to Sierra, see the section entitled “Corporate Governance – Board of Directors”.

In 2013, each director earned a fee of $27,500.  In addition, the Chair of the Audit Committee earned $6,875 in 2013.  The Chairman of the Board earned an additional $27,500 in 2013.  The directors also earned a  fee ranging from $400 to $1,500 per meeting held during 2013.  In addition, during the fiscal year ended December 31, 2013,  each director was granted 63,000 RSUs to receive 63,000 Common Shares and a 5-year option to purchase 40,000 Common Shares. The Chairman of the Board was granted an addition 5-year option to purchase 10,000 Common Shares.  The Corporation also reimburses directors for out-of-pocket expenses related to their attendance at meetings.  No additional amounts were paid or are payable to directors of the Corporation for committee participation or special assignments.

Management of the Corporation obtained an independent report of board compensation, which included the board compensation practices of nine comparable mining companies and summarized the information by director position and responsibility.  The information was presented to the non-executive directors, who then considered current board compensation independent of the executive directors.  In addition to the board compensation practices summarized in the report from management of the Corporation, the non-executive directors consider the current status of the Corporation with respect to its stated goals and objectives.  A recommendation for non-executive director compensation was presented to and approved in a meeting of the Board of Directors with all Directors present.

The total aggregate cash remuneration paid or payable by the Corporation and its subsidiaries during the financial year ended December 31, 2013 (i) to the directors of the Corporation, in their capacity as directors of the Corporation and any of its subsidiaries, was $219,875, and (ii) to the executive officers of the Corporation and any of its subsidiaries who received in their capacity as officers or employees of the Corporation aggregate remuneration in excess of C$150,000, was $789,031.  This sum includes compensation paid to executive officers pursuant to retirement savings plan of $28,197.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets out information relating to the Corporation’s equity compensation plans as at December 31, 2013.  The Corporation’s equity compensation plans as of December 31, 2013 were the Stock Option Plan and the LTIP.

-  36  -

Plan Category	Number of securities to be issued upon exercise/conversion of outstanding options and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future grants under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by securityholders	5,476,964	1.79	2,750,588
Equity compensation plans not approved by securityholders	N/A	N/A	N/A
Total	5,476,964	1.79	2,750,588

As of March 17, 2014,  2,594,464 RSUs are outstanding under the LTIP and 2,882,500 options are outstanding under the Stock Option Plan to acquire in aggregate 5,476,964 Common Shares, which RSUs and options have been granted to the directors, officers, employees and consultants of the Corporation.

Indebtedness of Directors and Officers

None of the current or former directors, executive officers or employees, nor any associates or affiliates of the foregoing persons is, as of the date hereof, indebted to the Corporation or any of its subsidiaries.

Director and Officer Liability Insurance

The Corporation has purchased and maintains insurance in the amount of $40 million for the benefit of the directors and officers of the Corporation against liabilities incurred by such persons as directors and officers of the Corporation and its subsidiaries, except where the liability relates to such person’s failure to act honestly and in good faith with a view to the best interests of the Corporation.  The annual premium paid by the Corporation for this insurance in respect of the directors and officers as a group is $347,000.    No premium for this insurance is paid by the individual directors and officers.  The insurance contracts underlying this insurance do not expose the Corporation to any liability in addition to the payment of the required premiums.

Orders, Penalties and Settlement Agreements

Except as disclosed below, to the knowledge of the Corporation, no proposed director of the Corporation is, as at the date of this Information Circular, or was within 10 years before the date of this Information Circular, a director, chief executive officer or chief financial officer of any company (including the Corporation), that:

(a)was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or

(b)was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

For the purposes of paragraph (a), above, “order” means: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for more than 30 consecutive days.

-  37  -

•

C. Thomas Ogryzlo was a director of Plata-Peru Resources Inc. when it was cease traded by the Ontario and Alberta Securities Commissions for failing to file financial statements for the fiscal year ended December 31, 1998. The final order to cease trade came into effect on June 24, 1999. Subsequent to receiving shareholders’ approval the assets of the company were sold and the company was wound up.

To the knowledge of the Corporation, no proposed director of the Corporation is, as at the date of this Information Circular, or has been within the 10 years before the date of this Information Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of the Corporation, no proposed director of the Corporation has, within 10 years before the date of this Information Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director of the Corporation.

To the knowledge of the Corporation, no proposed director of the Corporation has been subject to (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

Interest of Certain Persons in Matters to be Acted Upon

Except as described in this Information Circular, no (i) person who has been a director or executive officer of the Corporation at any time since the beginning of Corporation’s the last financial year, (ii) proposed nominee for director, or (iii) associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting (other than the election of directors).

Interest of Informed Persons in Material Transactions

Except as described in this Information Circular, no (i) informed person of the Corporation, (ii) proposed director of the Corporation, or (iii) associate or affiliate of any of the foregoing persons, has had any material interest, direct or indirect, in any transaction since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Corporation or its subsidiaries.

Review, Approval or Ratification of Transactions with Related Parties

The Corporation has adopted a written policy for the review of transactions with related persons. The policy requires review, approval or ratification of all transactions in which i) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (ii) the Corporation is a participant; and (iii) any directors, executive officers, significant shareholders and any immediate family member of the foregoing persons has a direct or indirect interest (other than solely as a result of being a less than 10% beneficial owner of another entity), subject to certain categories of transactions that are deemed to be pre-approved under the policy. As set forth in the policy, the pre-approved transactions include, among others, employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Corporation’s proxy statement pursuant to the SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Corporate Governance and Nominating Committee of the Board of Directors. Transactions deemed to be pre-approved are not required to be reported to the Committee, except for certain pre-approved transactions, a summary of which must be submitted to the Committee for review at its next following meeting.

-  38  -

In determining whether to approve or ratify related party transactions, the Corporate Governance and Nominating Committee will take into consideration, among other factors it deems appropriate, whether the transactions are on terms no less favorable to the Corporation than those available to unaffiliated third-parties under the same or similar circumstances and the extent of the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Corporate Governance and Nominating Committee may establish guidelines for the Corporation’s management to follow in its ongoing dealings with the related person.

Management Contracts

There are no management functions of the Corporation which are to any substantial degree performed by persons other than the directors, senior officers or managers of the Corporation.  The Corporation has entered into employment agreements with Frederick H. Earnest, President and Chief Executive Officer John F. Engele, Senior Vice President – Chief Financial Officer, and John Rozelle, Senior Vice President as set forth above under “Summary Compensation Table – Executive Employment Agreements”.

Shareholder Proposals

Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of the Corporation is calculated in accordance with Rule 14a-8(e) of Regulation 14A to the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Corporation’s principal executive offices not less than 120 calendar days before the anniversary date of the Corporation’s management information and proxy circular released to the Corporation’s shareholders in connection with the previous year’s annual general meeting. However, if the Corporation did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Corporation begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Corporation will be Tuesday, December 30,  2014.  If a shareholder proposal is not submitted to the Corporation by Tuesday, December 30,  2014, the Corporation may still grant discretionary proxy authority to vote on a shareholder proposal, if such proposal is received by the Corporation by February 13,  2015 in accordance with Rule 14a-4(c)(1) of Regulation 14A of the Exchange Act.

In addition, there are (i) certain requirements relating to shareholder proposals contained in the Business Corporations Act (British Columbia); and (ii) certain requirements relating to the nomination of directors contained the Articles of the Corporation.  A shareholder wishing to make a proposal for consideration at an annual general meeting of the Corporation or wishing to nominate a person to act as a director of the Corporation should ensure they follow the applicable procedures set forth in the Business Corporations Act (British Columbia) and the Articles of the Corporation.

Other Matters

Management of the Corporation knows of no other matters which will be brought before the Meeting other than those set forth in the Notice of Meeting.  Should any other matters properly come before the Meeting, the Common Shares represented by the proxies solicited hereby will be voted on those matters in accordance with the best judgement of the persons voting such proxies.

Dissenters’ Rights of Appraisal

No action is proposed herein for which the laws of the British Columbia or the Articles of the Corporation provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s Common Shares.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s Common Shares, to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, furnished to the Corporation, or written representations from reporting persons that all reportable transactions were reported, the Corporation believes that, during the fiscal year ended December 31, 2013, the Corporation’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).

Multiple Shareholders Sharing the Same Address

The regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Corporation and brokerage firms to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances.  Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address.  In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent.  In any event, if a shareholder wishes to receive a separate Information Circular and accompanying materials for the Meeting, or the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, the shareholder may receive copies by contacting the Corporate Secretary at (720) 981-1185, 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127.  Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Corporation in the same manner.  Persons holding shares through a broker can request a single copy by contacting the broker.

Board of Directors Approval

The undersigned hereby certifies that the contents and sending of this Information Circular to the shareholders of the Corporation have been approved by the Board of Directors.

DATED at Littleton, Colorado, this 20th  day of March, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Frederick H. Earnest

President and Chief Executive Officer

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APPENDIX “A”

FORM OF PROXY

VISTA GOLD CORP.

Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

VGZQ 000001

SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X X9X
CANADA

Security Class COMMON SHARES

Holder Account Number
C9999999999 IND

Fold

This Form of Proxy is solicited by and on behalf of Management and the Board of Directors.

Notes to proxy

1. Every registered shareholder has the right to appoint some other person or company of their choice, who need not be a registered shareholder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).
2. If the shares are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Coporation or its agent to the holder.
5. The shares represented by this proxy will be voted as directed by the registered shareholder. However, where no choice is specified or in the absence of certain instructions, the shares represented by this proxy will be voted 'for' each nominee to the Board of Directors and 'for' each matter.
6. The shares represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the registered shareholder, on any ballot that may be called for and, if the registered shareholder has specified a choice with respect to any matter to be acted on, the shares will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations of matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the Management Information and Proxy Circular and Annual Report to shareholders as made available to the shareholders.

Fold

Proxies submitted must be received by 10:00 AM (Vancouver Time) on April 25, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- Smartphone? Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.computershare.com/eDelivery and clicking on "eDelivery Signup".

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 23456 78901 23456

A-1

SAM SAMPLE

C9999999999

IND C07

Appointment of Proxyholder

The undersigned, being a registered shareholder of Vista Gold Corp. hereby appoints: Frederick H. Earnest, or failing him, John F. Engele.

OR

Print the name of the person you are appointing if this person is someone other than the Nominees of Management and the Board of Directors of Vista Gold Corp.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the registered shareholder in accordance with the following direction (or if no directions or uncertain instructions have been given, 'for' each matter) and all other matters that may properly come before the Annual General Meeting of shareholders of Vista Gold Corp. to be held at the offices of Borden Ladner Gervais LLP, Suite 1300, 200 Burrard Street, Vancouver, British Columbia, on April 29, 2014 at 10:00 AM (Vancouver Time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY **HIGHLIGHTED TEXT** OVER THE BOXES.

1. Election of Directors

	For	Withhold		For	Withhold		For	Withhold
01. John M. Clark	☐	☐	02. Frederick H. Earnest	☐	☐	03. W. Durand Eppler	☐	☐
04. C. Thomas Ogryzlo	☐	☐	05. Michael B. Richings	☐	☐	06. Tracy A. Stevenson	☐	☐

For Withhold

2. Appointment of Auditors

Appointment of PricewaterhouseCoopers LLP, as Auditors of the Corporation to hold office until the close of the next Annual General Meeting of the Corporation or until a successor is appointed and authorizing the Directors to fix their remuneration through the Audit Committee. ☐ ☐

For Against Abstain

3. Advisory Vote on the Approval of Executive Compensation

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s)

Date

DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Information Circular – Mark this box if you would like to receive the Information Circular by mail for the next securityholders' meeting. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

V G Z Q 1 8 3 5 5 5 1 P I Z A R 1 9 9 9 9 9

A-2

APPENDIX “B”

MANDATE OF THE BOARD OF DIRECTORS

VISTA GOLD CORP.

(the “Company”)

MANDATE OF THE BOARD OF DIRECTORS

(Adopted March 2, 2009, as amended on March 5, 2013)

Stewardship of the Company

1.The Board of Directors of the Company (the “Board”) is responsible for:

(a)the stewardship of the business and affairs of the Company;

(b)supervising the management of the business and affairs of the Company;

(c)providing leadership to the Company by practicing responsible, sustainable and ethical decision making;

(d)ensuring that all major issues affecting the Company are given proper consideration; and

(e)directing management to ensure that legal, regulatory and stock exchange requirements applicable to the Company have been met.

Director Obligations

2.Each Director has the responsibility to:

(a)attend all regularly scheduled meetings of the Board and all of the Committees on which they serve and to be prepared for such meetings by reviewing materials provided in advance of meetings;

(b)act honestly and in good faith with a view to the best interests of the Company; and

(c)exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Board Composition

3.A majority of the Board will, at all times, be independent directors as defined in then- current laws applicable to the Company.

4.The Board shall appoint a chair of the Board.  Where it is not appropriate for the chair to be an independent director, the Board should consider whether it should appoint an independent director to act as a lead director.  The Board shall develop a written position description delineating the chair’s role.

5.To be considered for nomination and election to the Board, directors must demonstrate integrity and high ethical standards in their business dealings, their personal affairs, and in the discharge of their duties to and on behalf of the Company.

Nomination of Directors

6.Prior to nominating or appointing individuals as directors, the Board will consider what competencies and skills the Board, as a whole, should possess and assess what competencies and skills each existing director possesses.  The Board will consider the appropriate size of the Board, with a view to facilitating effective decision making.

Board Meetings

7.The Board is responsible to meet in person, or by telephone conference call (or by other means permitted by applicable laws), at least once each quarter and otherwise as often as required to discharge the duties of the Board.

8.The independent members of the Board shall hold regular meetings at which non-independent members of the Board and members of management are not in attendance.

Committees of the Board

9.The Board discharges its responsibilities directly and through its committees. Accordingly, the Board shall:

(a)establish such committees of the Board (“Committees”) as are required by applicable laws and stock exchange requirements and as are necessary to effectively discharge the duties of the Board, which Committees shall include an audit committee (the “Audit Committee”);

(b)appoint directors to serve as members of each Committee;

(c)appoint a chair of each Committee to:

(i)provide leadership to the Committee,

(ii)manage the affairs of the Committee, and

(iii)ensure that the Committee functions effectively in fulfilling its duties to the Board and the Company; and

(d)regularly receive and consider reports and recommendations of each Committee, including, in particular, the Audit Committee reports and recommendations, particularly with respect to the Company’s annual audit and annual and quarterly reports and financial statements.

Supervision of Management

10.The Board is responsible to:

(a)select and appoint the Chief Executive Officer (“CEO”), establish CEO goals and objectives, and evaluate CEO performance and develop a written position description for the CEO which includes delineating management’s responsibilities;

(b)assist the CEO to select and appoint executive officers, establish executive officers’ goals and objectives, and monitor their performance;

(c)determine the compensation of the CEO, and in conjunction with the CEO, set the compensation of the other executive officers of the Company; and

(d)maintain a succession plan for the replacement of the CEO and other executive officers.

Corporate Governance

11.The Board is responsible to:

(a)develop the Company’s approach to corporate governance and annually review and either approve or require revisions to the mandate of the Board and the charters of each Committee, position descriptions, the code of business conduct and ethics (the “Code”) and all other policies of the Company (collectively the “Governance Documents”);

(b)take reasonable steps to satisfy itself that each director, the CEO and the executive officers are:

(i)performing their duties ethically;

(ii)conducting business on behalf of the Company in accordance with the requirements and the spirit of the Governance Documents; and

(iii)fostering a culture of integrity throughout the Company;

(c)arrange for the public disclosure of the Governance Documents required by law to be publicly disclosed;

(d)ensure that all new directors receive a comprehensive orientation and that all new directors fully understand: (i) the role of the Board, its Committees and its directors; (ii) the commitment of time and resources that the Company expects; and (iii) the nature and extent of the Company’s business and operations; and

(e)provide continuing education opportunities for all directors, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of the Company’s business and operations remains current.

Communications

12.The Board is responsible to:

(a)approve and implement a disclosure policy which provides for disclosure and communications practices governing the Company; and

(b)approve and maintain a process for the Company’s stakeholders to contact the independent directors directly with concerns and questions regarding the Company.

Waivers and Conflicts

13.The Board is responsible for:

(a)monitoring compliance with the Code and reviewing departures from the Code;

(b)providing or denying waivers from the Code; and

(c)disclosing departures from the Code that constitute a material change (including material departures from the Code by directors or executive officers) and filing the required material change reports containing:

(i)the date of the departure;

(ii)the parties involved;

(iii)the reason why the Board has or has not sanctioned the departure; and

(iv)any measures taken to address or remedy the departure.

Strategic Planning

14.The Board has the duty to:

(a)adopt a strategic planning process, annually approve a strategic plan taking into account, among other things, the opportunities and risks of the Company’s business and operations, and regularly monitor the Company’s performance against its strategic plan;

(b)approve capital and operating budgets to implement the strategic plan;

(c)conduct periodic reviews of the Company’s resources, risks, and regulatory constraints and opportunities to facilitate the strategic plan; and

(d)evaluate management’s analysis of the strategies of existing and potential competitors and their impact, if any, on the Company’s strategic plan.

Risk Management

15.The Board has the duty to:

(a)adopt a process to identify business risks and ensure appropriate systems to manage risks; and

(b)together with the Audit Committee, ensure policies and procedures are in place and are effective to maintain the integrity of the Company’s:

(i)disclosure controls and procedures;

(ii)internal control over financial reporting; and

(iii)management information systems.

Financial Management

16.The Board has the duty to:

(a)review and, on the advice of the Audit Committee, approve, prior to their public dissemination:

(i)interim and annual financial statements and notes thereto;

(ii)management’s discussion and analysis of financial condition and results of operations;

(iii)relevant sections of the annual report and management information circular containing financial information;

(iv)forecasted financial information and forward-looking statements; and

(v)all press releases and other documents in which financial statements, earnings forecasts, results of operations or other financial information is disclosed (this is currently delegated by the Board to the Chair of the Audit Committee); and

(b)approve dividends and distributions, material financings, transactions affecting authorized capital or the issue and repurchase of shares and debt securities, and all material divestitures and acquisitions.

Materials

17.The Board shall have access to all books, records, facilities and personnel of the Company necessary for the discharge of its duties.

Advisors

18.The Board has the power, at the expense of the Company, to retain, instruct, compensate and terminate independent advisors to assist the Board in the discharge of its duties.

APPENDIX “C”

CHANGE OF AUDITORS

In a Current Report on Form 8-K dated June 5, 2012, the Corporation announced that effective May 31, 2012, the Corporation changed auditors from PricewaterhouseCoopers LLP, Vancouver, British Columbia (“PWC Vancouver”) to PricewaterhouseCoopers, LLP, Denver, Colorado (“PWC Denver”). The change was made because in 2012 the Corporation switched to reporting its financial statements pursuant to United States generally accepted accounting principles and because the Corporation's principal place of business is located in a suburb of Denver. Therefore, conducting the Corporation's audit out of the Vancouver office of PricewaterhouseCoopers LLP was no longer cost effective to the Corporation. On May 31, 2012, at the request of the Corporation and upon mutual agreement, PWC Vancouver resigned as the principal independent registered public accountant of the Corporation. The request for resignation of PWC Vancouver was recommended and approved by the Corporation's Audit Committee.

PWC Vancouver's principal accountant reports on the Corporation's consolidated financial statements for each of the preceding two fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In the two most recent fiscal years and any interim period preceding the resignation of PWC Vancouver, the Corporation was not aware of any disagreements with PWC Vancouver on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PWC Vancouver, would have caused it to make references to the subject matter of the disagreement(s) in connection with its reports on the Corporation's consolidated financial statements for such years.

The Corporation is not aware of any reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) that have occurred during the two most recent fiscal years and the interim period preceding the resignation of PWC Vancouver.

PWC Vancouver was provided the disclosure in the Current Report on Form 8-K dated June 5, 2012, and provided in connection with the Form 8-K a letter commenting on the disclosure, pursuant to Item 304(a)(3) of Regulation S-K, and attached to the Form 8-K as Exhibit 16.1.

Effective May 31, 2012, the Corporation, upon the recommendation of its audit committee, engaged PWC Denver as its principal independent registered public accountant.

During the Corporation's two most recent fiscal years and through June 5, 2012, neither the Corporation nor anyone on its behalf consulted with PWC Denver regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, nor did PWC Denver provide either a written report or oral advice that PWC Denver concluded was an important factor considered by the Corporation in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

C-1